As filed with the Securities and Exchange Commission on April 27, 2022

Registration No. [                 ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CRYOMASS TECHNOLOGIES INC

(Exact name of registrant as specified in its charter)

NEVADA

(Jurisdiction of incorporation or organization)

3420	82-5051728
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1001 Bannock St, Suite 612, Denver, CO 80204

(Address of principal business offices)

303-416-7208

(Registrant’s telephone number, including area code)

J.P. Galda

c/o J.P. Galda & Co., 40 E. Lancaster Avenue LTW 22, Ardmore, PA 19003

(Name, address of agent for service)

Copies of Communications to:

J.P. Galda & Co. Attn: J.P. Galda, Esq.

40 East Montgomery Avenue LTW 220

Ardmore, PA 19003

Tel: (215) 815-1534

Email: jpgalda@jpgaldaco.com

Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after this proxy statement-prospectus becomes effective and upon the consummation of the conversion described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling shareholders named herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated April 27, 2022

PRELIMINARY PROSPECTUS

PROSPECTUS

CRYOMASS TECHNOLOGIES INC.

20,708,163 Common Shares

This prospectus relates to the resale of shares of our Common stock, par value $0.001 per share (the “Common Shares”), of an aggregate of 20,708,163 Common Shares pursuant to our January 6, 2021 Equity Purchase Agreement which may be offered by Peak One Opportunity Fund, LP (“Peak One”) and Peak One Investments, LLC (“Peak One Investments) (the “EPA”), as follows: (a) up to 20,408,163 Common Stock Shares to be issued to Peak One pursuant to put notices under the January 6, 2021 Equity Purchase Agreement with Peak One; (b) 150,000 Commitment Fee Shares issued to Peak One and Peak One Investments for an aggregate of 300,000 Commitment Fee Shares (Peak One Investments is the General Partner of Peak One, both of which are Delaware corporations); and (c) pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of common stock that are issuable upon stock splits, stock dividends, recapitalizations or other similar transactions affecting the shares of the selling stockholder.

The amount of shares of Common Shares which may be sold pursuant to this Prospectus would constitute 9.4% of the Company’s issued and outstanding Common Shares as of April 22, 2022 (20,708,163 divided by the sum of current outstanding of 200,435,331 and 20,708,163 for a total of 220,843,494, which includes the 300,000 Commitment Fee Shares, and assuming that we issue all 20,708,163 shares to the selling security holders (the “Selling Stockholders”).

Peak One and Peak One Investments are the Selling Stockholders and are deemed to be each an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

The prices at which the Selling Stockholders may sell the shares of Common Shares in this Offering will be determined by the prevailing market prices for the shares of Common Shares or in negotiated transactions.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 9 where we describe specific risks associated with an investment in these securities before you make your investment decision.

Our Common Shares are quoted on the OTCQB (“OTC”) under the stock symbol “CRYM”. On April 22, 2022, the closing price of our Common Shares was $0.49 per Common Share.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. The purchase of the securities offered through this Prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Dated:

i

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and Company’s financial statements for the years ended December 31, 2021 and December 31, 2020 (the “Financial Statements”) appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Cryomass Technologies Inc, a Nevada corporation. References to “$” refer to monetary amounts expressed in U.S. dollars.

Our Business

Corporate History

Cryomass Technologies Inc (“Cryomass Technologies” or the “Company”) began as Auto Tool Technologies Inc., which was incorporated under the laws of the State of Nevada on May 10, 2011. The Company’s name was changed to AFC Building Technologies Inc. effective January 10, 2014. Effective April 26, 2018, the Company changed its name to First Colombia Development Corp. Effective October 14, 2019, the Company changed its name to Redwood Green Corp. Effective September 1, 2020, the Company changed its name to Andina Gold Corp. On July 15, 2021, the Company entered into a plan of merger with its wholly-owned subsidiary, Cryomass Technologies Inc a Nevada corporation, for the purpose of changing the name of the Company to Cryomass Technologies Inc, effective August 27, 2021. Our ticker symbol changed from AGOL to CRYM.

The Company’s principal office is located at 1001 Bannock St., Suite 612, Denver, CO 80204, and its telephone number is 303-416-7208. The Company’s website is www.cryomass.com. Information appearing on the website is not incorporated by reference into this prospectus.

The Company over its history has explored a number of different business opportunities.

On May 10, 2018, the Company acquired all the issued and outstanding share capital of First Colombia Devco S.A.S. (“Devco”), a Colombian company, and began to establish various business ventures in Colombia in the agriculture and real estate development, tourism, and infrastructure sectors before commencing to phase them out in April 2019.

On July 1, 2019, the Company acquired 100% of the membership interests in General Extract, LLC (“General Extract”), a Colorado limited liability company. General Extract was founded in 2015 as an importer, distributor, broker and postprocessor of hemp and hemp derivatives. The Company acquired all of the issued and outstanding membership interests, including business plans and access to contacts.

On July 15, 2019, the Company, through its wholly owned subsidiary Good Acquisition Co., entered into a Membership Interest Purchase Agreement to acquire cannabis-related intellectual property and other assets of Critical Mass Industries LLC DBA Good Meds (“CMI” and/or “Good Meds”), a Colorado limited liability company (“CMI Transaction”). CMI is licensed by the Marijuana Enforcement Division of Colorado Department of Revenue to produce cannabis and cannabis products under its six licenses. These licenses allow for cultivation, manufacturing of infused products and retail distribution. At the time the Company entered into the Membership Interest Purchase Agreement, Colorado law prohibited public companies, including the Company, from owning cannabis licenses. Therefore, CMI spun off certain assets acquired by the Company. Under the terms of the Membership Interest Purchase Agreement, CMI retained the cannabis license, inventory and accounts receivable (the “Cannabis License Assets”) and continued to operate the cannabis business related to those assets. In consideration for the transfer of the acquired assets, the Company delivered 13,553,233 shares of the Company common stock, in addition to $1,999,770 in cash to CMI.

Effective December 31, 2021, we entered into a restated and amended administrative services agreement, terminated our license and marketing agreements, and restated the asset purchase agreement with CMI and affiliates. As a result of these agreements, we disposed of all CMI-related assets and extinguished any and all related obligations. For clarity, we have no management or operations decision-making right or responsibility, nor any access to future economic benefits from operation of the assets. Therefore, upon commencing these agreements, we determined that CMI no longer qualifies as a variable interest entity (“VIE”) as of December 31, 2021.

Good Meds, the operating unit of CMI, is based in Denver, CO, and operates in a 60,000-square-foot cultivation and processing facility. This facility produces cannabis for sale as dry flower and biomass input for processing into Marijuana-Infused Products (“MIP”), such as live resin, wax and budder. Good Meds also owns and operates two medical cannabis dispensaries located in Lakewood, CO and Englewood, CO. The business has been in operation since 2009.

Beginning in March 2020, an evaluation of various strategic alternatives was followed by the decision to sell the Colorado-based assets and refocus its attention on unique opportunities for gold exploration in Colombia. In August 2020, the Company established a wholly owned Colombian subsidiary, Andina Gold Colombia SAS for this purpose. In December 2020, due to the death of the top geologist exploring opportunities on behalf of the Company, and the effects of the ongoing Coronavirus pandemic, the Company determined that pursuit of gold exploration in Colombia was no longer a practical alternative.

On June 22, 2021, the Company entered into an Asset Purchase Agreement with Cryocann USA Corp, a California corporation (“Cryocann”), pursuant to which Company acquired substantially all the assets of Cryocann. The aggregate purchase price was $3,500,000 million in cash and 10,000,000 shares of Company common stock. As part of the Cryocann Acquisition, we retained both Cryocann employees, who have expert knowledge of the industry, related participants, customers and the acquired patented technology. Under their employment agreements, each employee may receive compensation if specific performance targets are met in association with our future operating performance when the Cryocann technology enters the market. The technology and assets acquired from Cryocann are operated from the Company’s subsidiary, Cryomass LLC. The patented cryo-mechanical technology is for the separation of plant materials in the harvesting of hemp and cannabis, and potentially other high value crops such as hops. We believe this technology will reduce processing costs and increases the quality of extracted compounds. We are exploring the application of the underlying technology to a broad range of industries that handle high-value materials and that could benefit from our precision capture methods. We anticipate that cannabis and hemp will be the first in a series of such industries.

To develop and commercialize the technology, we contracted with an independent engineering and manufacturing firm to refine the design of our cryo-mechanical system for the handling of harvested hemp, cannabis and other high-value plants. The system exploits CryoMass’s U.S.-patented process for the controlled application of liquid nitrogen to stabilize and separate the structural elements of gross plant material. The device currently under development is scaled for highway transportability and is being optimized for the low-cost collection of fully intact hemp and cannabis trichomes. It can be used within minutes after plants have been cut and can also efficiently capture trichomes from fresh frozen or even dried plant parts, including trim. The device’s through-put capacity is expected to be approximately 600 kilograms of gross plant material per hour. The advanced design for the equipment has been completed, and testing of a prototype machine is currently underway. The engineering and manufacturing firm has indicated that it has the capacity to build 10 to 15 such devices per month.

In November, 2021, we retained a second engineering and manufacturing firm to independently develop a separate machine design that applies our patented process. We expect their work to help strengthen the power and robustness of our technology. In addition, it opens a channel to a second manufacturing source.

The first functional “beta” CryoMass system is ready for field testing by a third-party cannabis producer as of the date hereof. The first production-run machine is expected to be ready for commercial use towards the end of the second quarter 2022. At that moment, we expect to start helping our first tolling client (fee for service) increase their margins by cutting the cost of handling, processing and refining its hemp or cannabis and increasing the resulting material’s value to formulators of end products.

Canadian Patent no. 3 064 896 “Cryogenic Separation of Plant Material” was filed on May 25, 2018 by two assignors, who assigned it, among other, various other intellectual property rights, to a wholly owned subsidiary of the Company as part of the Cryocann June 22, 2021 transaction. The respective Canadian patent was granted on April 19, 2022. Provided that all patent maintenance fees are paid, the Canadian patent no. 2 064 896 will expire on May 25, 2038.

Management believes the CryoMass system will deliver a compelling combination of cost and time savings while enhancing product quality and quantity for largescale cultivators and processors of hemp and cannabis. The use of a CryoMass system – which can be trucked to and operated on the fields of most large hemp and cannabis growers or be permanently installed at a user’s processing facility – should eliminate many of the costs that come with traditional practices, especially the labor, fuel and capital costs of drying and curing hemp or cannabis that is grown for the extraction of end products. With traditional practices, harvested plants are transported to a specially constructed drying house and then treated for a week or longer under controlled conditions of temperature and humidity. It’s a costly method. With our system, harvested plants are simply fed into the front end of a CryoMass machine, and minutes later fully intact trichomes are collected at the back end of the machine. With traditional practices and their seven-to-ten days of handling and drying, a large share of a plant’s valuable trichomes break off and are lost. Then the remaining trichomes are damaged by long exposure to oxygen and by the evaporation of their volatile terpenes. The CryoMass system, on the other hand, stabilizes and collects fully intact trichomes at harvest, leaving no opportunity for such wasteful loss. Field-captured trichomes are the cleanest element of a hemp or cannabis plant because, unlike the rest of the plant, trichomes do not readily take up heavy metals, pesticides or other common soil contaminants. As a product for end-users, field-captured trichomes are closest to being contaminant free. As feedstock for manufacturers of extracts and oils, they are the key to the purest products possible.

Because the trichomes collected with CryoMass technology represent only 10% or so of a plant’s weight and volume, they are cheaper to ship and store than gross plant material. For the same reason and because trichomes are free of the waxes and other unwanted materials found in the rest of the plant, processing trichomes into oils and extracts can be far quicker, cheaper and easier than processing gross plant material. Even trichomes captured from dried or frozen plant parts deliver this cost-saving advantage to processors of oils and extracts. The three-dimensional advantage achievable with the CryoMass system – first-stage cost savings, product enhancement and downstream cost savings – can as much as double a crop’s wholesale value. And in some jurisdictions, users may enjoy a reduction in excise taxes levied on cannabis and hemp harvests, which typically are tied to the gross weight of hemp or cannabis that is removed from the field.

Market Size

Production and processing of hemp and cannabis is a huge, worldwide industry. In the U.S., for example, the wholesale value of the cannabis crop from just the 11 states permitting adult-use and medical cannabis exceeds $6 billion annually.1 Growth in the U.S. and in the worldwide market is likely fed in part by the growing acceptance of medicinal cannabis products and anticipated legislative changes in various jurisdictions worldwide.

And that may only be chapter one of the Company’s story. Several other high-value plants, including species that are important for health and wellness products, wrap their valuable elements in trichomes. The technology we are developing for hemp and cannabis may have profitable application to those other species as well. We intend to find out.

Recent Developments

Canadian Patent no. 3 064 896 “Cryogenic Separation of Plant Material” was filed on May 25, 2018 by two assignors, who assigned it, among other, various other intellectual property rights, to a wholly owned subsidiary of the Company as part of the Cryocann June 22, 2021 transaction. The respective Canadian patent was granted on April 19, 2022. Provided that all patent maintenance fees are paid, the Canadian patent no. 2 064 896 will expire on May 25, 2038.

Smaller Reporting Company Status

Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $75,000,000 as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”) or Exchange Act for shares of its common equity, had a public float of less than $75,000,000 as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50,000,000 during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Shares less attractive to potential investors, which could make it more difficult for our shareholders to sell their shares.

SUMMARY OF THE OFFERING

Common Shares offered by Selling Shareholders and Certain Beneficial Owners	Common Shares, including:

● 20,408,163 shares of common stock that we may issue to Peak One pursuant to put notices under the Equity Purchase Agreement

● 150,000 shares equally issued as Commitment Shares to Peak One and Peak One Investments, LLC

Common Shares outstanding before the offering	200,435,331 Common Shares as of the date hereof.

Offering Price	The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

Use of proceeds	We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholders. However, we will receive proceeds from receive cash proceeds from Put Notices we issue to Peak One Opportunity Fund pertaining to the 20,408,163 shares being registered on behalf of Selling Shareholder Peak One.

OTC Trading Symbol	CRYM

Risk Factors	The Common Shares offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Equity Purchase Agreement (“EPA”) with Peak One Opportunity Fund

On January 6, 2021, we entered into the EPA with Peak One and Peak One Investments (also referred to herein as the “Investor). Although we are not required to sell shares under the EPA, the EPA gives us the option to sell up to an aggregate of $10,000,000 worth of our common stock to Peak One (the “Maximum Commitment Amount”), in increments, over the period ending on the Commitment Period (the Commitment Period is mean the period commencing on the Execution Date, and ending on the earlier of (i) the date on which the Investor shall have purchased Put Shares equal to the Maximum Commitment Amount, (ii) 36 months after the initial effectiveness of the Registration Statement, (iii) our written notice of termination to the Investor, (iv) the Registration Statement is no longer effective, or (v) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors. Additionally, we are required to issue Commitment Fees of 150,000 Shares each to Peak One and Peak One Investments.

There is no assurance the market price of our common stock will increase in the future. Dependent upon the share price, the number of common shares that remain issuable may be insufficient to allow us to access the full amount contemplated under the EPA. If the bid/ask spread remains the same, we will be unable to place puts for the full commitment under the EPA. Based on the closing trading price of our common stock on April 22, 2022 of $0.49, the registration statement covers the offer and possible sale 20,708,163 shares to Peak One, which includes the 150,000 Common Stock Commitment Fee Shares we issued to each Peak One and Peak One Investments on January 6, 2021 for an aggregate of 300,000 Commitment Fee Shares.

During the Commitment Period, we may, in our sole discretion, deliver a Put Notice to Peak One stating the dollar amount we intend to sell to Peak One on a designated closing date. The purchase price of our Common Stock will be set at eighty-nine percent (89%) of the Market Price on such date on which the Purchase Price is calculated. The Market Price is defined in the EPA as the lesser of the (i) closing bid price of the Common Stock on the Principal Market on the Trading Day immediately preceding the respective Put Date, or (ii) the lowest closing bid price of the Common Shares on the Principal Market for any Trading Day during the Valuation Period. The Valuation Period is defined as the period of seven (7) Trading Days immediately following the Clearing Date associated with the applicable Put Notice. The Valuation Period begins on the first Trading Day following the Clearing Date.

We are not entitled to deliver a Put Notice and Peak One is not obligated to purchase any Put Shares at a Closing unless all of the following conditions are met:

1.	A registration statement has been declared effective and remains effective (or a post-effective registration statement, if needed, has been filed and declared effective).

2.	We maintain and continue our stock quotation on the Principal Market and the trading of our common stock shall not have been suspended by the SEC, the Principal Market, or FINRA.

3.	We have performed, satisfied and completed in all material respects with all covenants, agreements and conditions of the EPA to be performed, satisfied or complied with by us.

4.	The issuance of the shares has not violated any shareholder approval requirements of Principal Markets.

5.	The lowest trading price of our common stock in the 10 trading days preceding the respective Put Date must exceed $0.001 per share.

6.	The issuance of the Put Shares shall not exceed the Exchange Cap; Exchange Cap is defined as if when the issuance of the Put Shares exceeds the aggregate number of common stock shares which we may issue without breaching our obligations under the rules and regulations of the Principal Market.

7.	Since the date of filing of our most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

8.	The number of Put Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Shares then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation, as determined in accordance with Section 16 of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

9.	We shall have no knowledge of any event more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen (15) Trading Days following the Trading Day on which such Put Notice is deemed delivered).

10.	Our Common Shares must be DWAC Eligible.

11.	All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Securities Exchange Act of 1934.

12.	We shall have reserved 100% of the Required Minimum for the Investor’s benefit under this Agreement and satisfied the reserve requirements with respect to all other contracts between us and the Investor.

If any of the events described above occurs during a pricing period, then Peak One shall have no obligation to purchase the shares delivered in the Put Notice.

Neither Peak One nor any of its affiliates are permitted to execute any short sales involving our common stock, during the period commencing on the Execution Date of the EPA, January 6, 2021, and continuing through the end of the Commitment Period, however, sales of our common stock by Peak One after delivery of a put notice of such number of shares reasonably expected to be purchased by Peak One under a put will not be deemed short sales.

As we Put on the Equity Line pursuant to the EPA, shares of our common stock will be sold into the market by Peak One. The sale of these shares could cause our stock price to decline. If our stock price declines and we issue more puts, more shares will come into the market, which could cause a further decline in our stock price. We determine when and whether to issue a put to Peak One, so we will know precisely both the stock price used as the reference point, and the number of shares issuable to Peak One upon such exercise. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the EPA. We have no obligation to utilize the full amount available under the EPA and all determinations regarding the execution of a put provision remains solely in the discretion of our company.

We paid to Peak One and Peak One Investments a commitment fee of 150,000 shares each for entering into the EPA, for aggregate Commitment Fee Shares of 300,000 equal to $60,000 calculated using a per share closing price of $0.20 as of January 6, 2021, the effective date of the EPA.

The EPA also provides for indemnification of Peak One and its affiliates in the event that Peak One incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the EPA or the other related transaction documents or any action instituted against Peak One or its affiliates due to the transactions contemplated by the EPA or other transaction documents, subject to certain limitations. The Registration Rights Agreement indemnifies Peak One for the aggregate in losses, claims, damages liabilities, judgements, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement, incurred in investigating, preparing or defending any action, claim, suit inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative, or other regulatory agency, body or the SEC, to which the Company may become based upon any material violation by Peak One of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement.

The issuances of the Commitment Shares and the sale of the Shares to Peak One under the EPA are exempt from registration under the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of and Regulation D under the Securities Act.

At an assumed purchase price of $0.4361 (equal to 89% of the closing price of our common stock of $0.49 on April 22, 2022, and assuming the sale by us to Peak One of all of the 20,708,163 Shares, or approximately 9.4% of our issued and outstanding common stock, and including the issuance of such shares to be purchased and Commitment Fee Shares to be issued, being registered hereunder pursuant to put notices under the EPA, we would receive only approximately $8.9 million in gross proceeds. Furthermore, we may receive substantially less than this $10,000,000 in gross proceeds from the financing due to our share price, discount to market and other factors relating to our common stock. If we elect to issue and sell more than the 20,708,163 Shares offered under this prospectus to Peak One, which we have the right, but not the obligation to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional dilution to our stockholders. Based on the above assumptions, we would be required to register an additional approximately 2,522,357 shares of our common stock to obtain the balance of approximately $1.1 million of the Total Commitment that would be available to us under the EPA. We currently have authorized and available for issuance of 500,000,000 shares of our common stock pursuant to our charter.

The number of shares of our common stock ultimately offered for resale by Peak One is dependent upon a number of factors, including the extent to which we ultimately issue and sell to Peak One under the EPA. The following table sets forth the total number of Shares that would be issued at varying purchase prices for us to receive the entire $10,000,000 in gross proceeds under the EPA (without accounting for certain fees and expenses):

Assumed Average Purchase Price(1)		Total Number of Shares to be Issued if Full Purchase	Percentage of Currently Outstanding Shares (1)	Gross proceeds from the Sale of Shares to Peak One Under the EPA
$0.1090	(2)	91,722,082	45.8%	10,000,000
$0.2181	(3)	45,861,041	22.9%	10,000,000
$0.3271	(4)	30,574,027	15.3%	10,000,000
$0.5451	(5)	18,344,416	9.2%	10,000,000
$0.6542	(6)	15,287,013	7.6%	10,000,000

(1)	The denominator is based on 200,435,331 shares outstanding as of April 22, 2022, including 300,000 Initial Commitment Shares comprised of 150,000 issued each to Peak One and Peak One Investments as consideration for its commitment to purchase our common stock pursuant to the EPA. The numerator is based on the number of Shares issuable to Peak One under the EPA at the corresponding assumed average purchase price set forth in the adjacent column.

(2)	Assumed average purchase price of $0.1090 is equal to 89% of 25% of the closing sale price of our common stock of $0.49 on April 22, 2022.

(3)	Assumed average purchase price of $0.2181 is equal to 89% of 50% of the closing sale price of our common stock of $0.49 on April 22, 2022.

(4)	Assumed average purchase price of $0.3271 is equal to 89% of 75% of the closing sale price of our common stock of $0.49 on April 22, 2022.

(5)	Assumed average purchase price of $0.5451 is equal to 89% of 125% of the closing sale price of our common stock of $0.49 on April 22, 2022.

(6)	Assumed average purchase price of $0.6542 is equal to 89% of 150% of the closing sale price of our common stock of $0.49 on April 22, 2022.

The following table sets forth the amount of proceeds we would receive from Peak One from the sale of Shares under the EPA that are registered in this offering at varying purchase prices (without accounting for certain fees and expenses) in the event Peak One is restricted to hold no more than 4.99% of the issued and outstanding shares of common stock, including 300,000 Initial Commitment Shares comprised of 150,000 issued each to Peak One and Peak One Investments as consideration for its commitment to purchase our common stock pursuant to the EPA:

Assumed Average Purchase Price		Number of Registered Shares to be Issued	Percentage of Currently Outstanding Shares (1)	Proceeds from the Sale of Shares to Peak One Under the EPA
$0.1090	(2)	10,001,723	4.99%	$1,090,187
$0.2181	(3)	10,001,723	4.99%	$2,181,375
$0.3271	(4)	10,001,723	4.99%	$3,271,563
$0.5451	(5)	10,001,723	4.99%	$5,451,939
$0.6542	(6)	10,001,723	4.99%	$6,543,127

(1)	The denominator is based on 200,435,331 shares outstanding as of April 27, 2022, including 300,000 Initial Commitment Shares comprised of 150,000 issued each to Peak One and Peak One Investments as consideration for its commitment to purchase our common stock pursuant to the EPA. The numerator is based on the number of Shares issuable to Peak One under the EPA at the corresponding assumed average purchase price set forth in the adjacent column.

(2)	Assumed average purchase price of $0.1090 is equal to 89% of 25% of the closing sale price of our common stock of $0.49 on April 22, 2022.

(3)	Assumed average purchase price of $0.2181 is equal to 89% of 50% of the closing sale price of our common stock of $0.49 on April 22, 2022.

(4)	Assumed average purchase price of $0.3271 is equal to 89% of 75% of the closing sale price of our common stock of $0.49 on April 22, 2022.

(5)	Assumed average purchase price of $0.5451 is equal to 89% of 125% of the closing sale price of our common stock of $0.49 on April 22, 2022.

(6)	Assumed average purchase price of $0.6542 is equal to 89% of 150% of the closing sale price of our common stock of $0.49 on April 22, 2022.

SUMMARY OF FINANCIAL INFORMATION

The following selected financial information is derived from the Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. The amounts below are expressed in United States dollars.

	As of or For the Year Ended
	December 31,	December 31,
	2021	2020
	(audited)	(audited)
Operating Statement Data:
Revenues	$-	$781,455
Expenses	10,134,642	7,641,898
Net (loss) income from continuing operations	(10,134,642)	(6,860,443)
Net (loss) income	(12,859,643)	(11,815,907)
Net loss from continuing operations per common share	(0.06)	(0.07)
Net loss per common share	(0.08)	(0.12)
Balance Sheet Data:
Total assets	15,583,822	7,798,154
Total liabilities	2,059,502	4,192,860
Common shares issued and outstanding	196,949,801	97,005,817
Shareholders’ equity	13,524,320	3,605,294

RISK FACTORS

You should carefully consider the risks described below together with all other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward- looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward- looking statements. While the risks described below are the ones we believe are most important for you to consider, these risks are not the only ones that we face. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our Common Shares could decline, and you may lose all or part of your investment.

General Risk Factors

We have a limited operating history in an evolving industry, which makes it difficult to accurately assess our future growth prospects.

Although we believe our management team has extensive knowledge of the cannabis industry and closely monitors changes in legislation, we also intend to provide equipment and services in an evolving industry that may not develop as expected. Furthermore, our operations continue to evolve under our business plan as we continually assess new strategic opportunities for our business within our industry. Assessing the future prospects of our business is challenging in light of both known and unknown risks and difficulties we may encounter. Growth prospects in our industry can be affected by a wide variety of factors including:

●	Competition from other similar companies;

●	Regulatory limitations on the industry we primarily supply to (cannabis agriculture) we can offer and markets we can serve;

●	Other changes in the regulation of cannabis and hemp grow, harvesting and processing;

●	Changes in cannabis industry demand and consumer behavior, which may affect the size of the agricultural businesses we intend to serve;

●	Our ability to access adequate financing on reasonable terms and our ability to raise additional capital in order to fund our operations;

●	Challenges with new machinery, services and markets; and

●	Fluctuations in the commodities markets.

We may not be able to successfully address these factors, which could negatively impact our growth, harm our business and cause our operating results to be worse than expected.

Our success depends on the introduction of new products, which requires substantial expenditures.

Our long-term results depend upon our ability to introduce and market new products successfully. The success of our new products will depend on a number of factors, including:

●	innovation;

●	customer acceptance;

●	the efficiency of our suppliers in providing component parts and of our contract manufacturing facilities in producing final products; and

●	the performance and quality of our products relative to those of our competitors.

We cannot predict the level of market acceptance or the amount of market share our new products will achieve. We may experience delays in the introduction of new products. Any delays or other problems with our new product launches will adversely affect our performance. In addition, introducing new products can result in decreases in revenues from our existing products. We expect to make substantial investments in product development and refinement. We may need more funding for product development and refinement than is readily available, which could adversely affect our business.

We face significant competition, and, if we are unable to compete successfully against other agricultural equipment manufacturers, we will lose customers and our net sales and profitability will decline.

The agricultural equipment business is highly competitive, particularly in the United States. Established and substantially larger agricultural equipment manufacturers, with substantially greater financial and other resources, have the capability to compete with us successfully. Our competitors may substantially increase the resources devoted to the development and marketing of products that compete with our products. In addition, competitive pressures in the agricultural equipment business may affect the market prices of new and used equipment, which, in turn, may adversely affect our performance.

We will require significant additional capital to fund our business plan.

The Company will be required to expend significant funds to implement its business plan. The Company anticipates that it will be required to make substantial capital expenditures for the manufacture of its equipment.

The Company’s ability to obtain necessary funding for these purposes, in turn, depends upon a number of factors, including the status of the national and worldwide economy and the financial markets and the availability of capital. Capital markets worldwide were adversely affected by substantial losses by financial institutions, caused by investments in asset-backed securities and remnants from those losses continue to impact the ability for the Company to raise capital. The Company may not be successful in obtaining the required financing or, if it can obtain such financing, such financing may not be on terms that are favorable to us.

The Company’s inability to access sufficient capital for its operations could have a material adverse effect on its financial condition, results of operations, or prospects. Sales of substantial amounts of securities may have a highly dilutive effect on the Company’s ownership or share structure. Sales of a large number of shares of the Company’s Common Shares in the public markets, or the potential for such sales, could decrease the trading price of the Common Shares and could impair the Company’s ability to raise capital through future sales of Common Shares.

International, national and regional trade laws, regulations and policies and government farm programs and policies could significantly impair our profitability and growth prospects.

International, national and regional laws, regulations and policies directly or indirectly related to or restricting the import and export of the Company’s products, services and technology, including protectionist policies in particular jurisdictions or for the benefit of favored industries or sectors, could harm the Company’s ability to grow in international markets and subject the Company to civil and criminal sanctions. Restricted access to global markets impairs the Company’s ability to export goods and services from its various manufacturing locations around the world, and limits the ability to access raw materials and high-quality parts and components at competitive prices on a timely basis. Trade restrictions could limit the Company’s ability to capitalize on future growth opportunities in international markets and impair the Company’s ability to expand the business by offering new technologies, products and services. These restrictions may affect the Company’s competitive position. Additionally, changes in government farm programs and policies, including restrictions on cannabis and hemp cultivation and processing, can significantly influence demand for agricultural equipment.

Changing demand for certain agricultural products could have an effect on the price of farming output and consequently the demand for certain of our equipment and could also result in higher research and development costs related to changing machine requirements.

Negative economic conditions and outlook can materially weaken demand for our equipment and services, limit access to funding and result in higher funding costs.

The demand for the Company’s products and services can be significantly reduced in an economic environment characterized by high unemployment, cautious consumer spending, lower corporate earnings, U.S. budget issues and lower business investment. Negative or uncertain economic conditions causing the Company’s customers to lack confidence in the general economic outlook can significantly reduce their likelihood of purchasing the Company’s equipment. If negative economic conditions affect the overall farm economy, there could be a similar effect on the Company’s agricultural equipment sales. In addition, uncertain or negative outlook with respect to ongoing U.S. budget issues as well as general economic conditions and outlook can cause significant changes in market liquidity conditions. Such changes could impact access to funding and associated funding costs, which could reduce the Company’s earnings and cash flows. Such changes could affect the ability of the Company’s customers, contract manufacturers, suppliers and lenders to finance their respective businesses, to access liquidity at acceptable financing costs, if at all, the availability of supplies, materials and manufacturing facilities and on the demand for the Company’s products.

We may encounter difficulties in fully exploiting the assets we acquired from Cryocann USA Corp and may not fully achieve, or achieve within a reasonable time frame, expected strategic objectives and other expected benefits of the acquisitions.

Our recent acquisition of Cryocann USA Corp assets is expected to realize strategic and other benefits, including, among other things, the opportunity to enter the agricultural equipment industry, identify customers and provide our customers with an appealing range of products and services. However, it is impossible to predict with certainty whether, or to what extent, these benefits will be realized or whether we will be able to exploit the acquired assets in a timely and effective manner. For example:

●	the costs of using the assets in developing and manufacturing agricultural equipment may be higher than we expect and may require significant attention from our management;

●	the asset acquisition and subsequent exploitation of the assets may result in as of yet unidentified liabilities, such as infringement of third parties’ intellectual property, environmental liabilities or liabilities for violations of laws, such as the FCPA, that we did not expect;

●	our ability to successfully carry out our growth strategies with the help of the acquired assets will be affected by, among other things, our ability to maintain and enhance our relationships with potential customers, our ability to manufacture and distribution products, changes in the spending patterns and preferences of customers and potential customers, fluctuating economic and competitive conditions and our ability to retain their key personnel;

●	litigation or other claims in connection with the acquired assets, including claims from Cryocann USA Corp customers, current or former shareholders or other third parties; and

●	our due diligence of Cryocann USA Corp may have failed to identify all liabilities associated with the acquisition. Further, the acquired assets consisted primarily of intellectual property, which does not have a market value, and we may not have correctly assessed the relative benefits and detriments of making the acquisition and may have pay acquisition consideration exceeding the value of the acquired assets.

Further acquisitions may be necessary to realize our overall corporate strategy. There can be no assurance that we will be able to identify appropriate acquisition targets, successfully acquire identified targets or successfully integrate the business of acquired companies or the assets acquired to realize the full, anticipated benefits of such acquisitions. Our ability to address these issues will determine the extent to which we are able to successfully integrate, exploit and develop the acquired assets and to realize the expected benefits of the Cryocann USA Corp. transactions. Our failure to do so could have a material adverse effect on our performance following the transaction

Our business results depend largely on its ability to understand its customers’ specific preferences and requirements, and to develop, manufacture and market products that meet customer demand.

The Company’s ability to match new product offerings to customers’ anticipated preferences for different types and sizes of equipment and various equipment features and functionality, at affordable prices, is critical to its success. This requires a thorough understanding of the Company’s potential customers and their needs, as well as an understanding of the cannabis and hemp cultivation dynamics and of other agricultural commodities cultivation dynamics. Failure to deliver quality products that meet customer needs at competitive prices ahead of competitors could have a significant adverse effect on the Company’s business.

Our business may be directly and indirectly affected by unfavorable weather conditions or natural disasters that reduce agricultural production and demand for agriculture equipment.

Poor or unusual weather conditions can significantly affect the purchasing decisions of the Company’s potential customers. Natural calamities such as regional floods, hurricanes or other storms, and droughts can have significant negative effects on agricultural production. The resulting negative impact on farm income can strongly affect demand for agricultural equipment.

Changes in the availability and price of certain raw materials, components and whole goods could result in production disruptions or increased costs and lower profits on sales of our products.

The Company requires access to various materials and components at competitive prices to manufacture and distribute its products. Changes in the availability and price of these materials and components, which have fluctuated in the past and are more likely to fluctuate during times of economic volatility, can significantly increase the costs of production which could have a material negative effect on the profitability of the business, particularly if the Company, due to pricing considerations or other factors, is unable to recover the increased costs from its customers. The Company relies on suppliers and contract manufacturers to acquire materials and components to manufacture its products. Supply chain and contract manufacturing disruptions due to supplier or contract manufacturer financial distress, capacity constraints, business continuity, quality, delivery or disruptions due to weather-related or natural disaster events could affect the Company’s operations and profitability.

In determining the required quantities of our products and the manufacturing schedule, we must make significant judgments and estimates that are not based on any historical data. Because of the inherent nature of estimates, there could be significant differences between our estimates and the actual amounts of products we require, which could harm our business and results of operations.

The agricultural equipment industry is highly seasonal, and seasonal fluctuations may significantly impact our performance.

The agricultural equipment business is highly seasonal, which may cause our quarterly results and our cash flow to fluctuate during the year. Farmers generally purchase agricultural equipment seasonally in conjunction with the harvesting seasons. Seasonal fluctuations can significantly impact our performance in a specific quarter, or overall.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business may fail.

Our future success depends to a large extent on our ability to attract, hire, train and retain qualified managerial, operational and other personnel. We face significant competition for qualified and experienced employees in our industry and from other industries and, as a result, we may be unable to attract and retain the personnel needed to successfully conduct and grow our operations. Additionally, key personnel, including members of management, may leave and compete against us. At present, we do not have all the necessary personnel to carry out our business plans. If we are unable to hire and retain key personnel, our business will be materially adversely affected.

Our growth is highly dependent on the U.S. cannabis and hemp markets. New regulations causing licensing shortages and future regulations may create other limitations that decrease the demand for our products. General regulations at state and federal in the future may adversely impact our business.

The base of cannabis growers in the U.S. has grown over the past 20 years since the legalization of cannabis for medical uses in states such as California, Colorado and Washington. The U.S. cannabis market is still in its infancy and early adopter states such as California, Colorado and Washington represent a large portion of historical industry revenues. The U.S. cannabis cultivation market is expected to be one of the fastest growing industries in the U.S. over the next five years. If the U.S. cannabis cultivation market does not grow as expected, our business, financial condition and results of operations could be adversely impacted. The California cannabis cultivation market is expected to be one of the fastest growing industries in California over the next five years. If the California cannabis cultivation market does not grow as expected, our business, financial condition and results of operations could be adversely impacted.

Cannabis remains illegal under U.S. federal law, with cannabis listed as a Schedule I substance under the United States Controlled Substances Act of 1970 (the “CSA”). Notwithstanding laws in various states permitting certain cannabis activities, all cannabis activities, including possession, distribution, processing and manufacturing of cannabis and investment in, and financial services or transactions involving proceeds of, or promoting such activities remain illegal under various U.S. federal criminal and civil laws and regulations, including the CSA, as well as laws and regulations of several states that have not legalized some or any cannabis activities to date. Compliance with applicable state laws regarding cannabis activities does not protect us from federal prosecution or other enforcement action, such as seizure or forfeiture remedies, nor does it provide any defense to such prosecution or action. Cannabis activities conducted in or related to conduct in multiple states may potentially face a higher level of scrutiny from federal authorities. Penalties for violating federal drug, conspiracy, aiding, abetting, bank fraud and/or money laundering laws may include prison, fines, and seizure/forfeiture of property used in connection with cannabis activities, including proceeds derived from such activities.

We are not currently subject directly to any state laws or regulations controlling participants in the legal cannabis industry. However, regulation of the cannabis industry does impact our potential customers in the cultivation industry and, accordingly, there can be no assurance that changes in regulation of the industry and more rigorous enforcement by federal authorities will not have a material adverse effect on us.

Legislation and regulations pertaining to the use and cultivation of cannabis are enacted on both the state and federal government level within the United States. As a result, the laws governing the cultivation and use of cannabis may be subject to change. Any new laws and regulations limiting the use or cultivation of cannabis and any enforcement actions by state and federal governments could indirectly reduce demand for our products and may impact our current and planned future operations.

Evolving federal and state laws and regulations pertaining to the use or cultivation of cannabis, as well active enforcement by federal or state authorities of the laws and regulations governing the use and cultivation of cannabis may indirectly and adversely affect our business, our revenues and our profits. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require the end users of certain of our products or us to incur substantial costs associated with compliance or to alter our respective business plans. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our results of operation and financial condition.

Certain of our products may be purchased for use for agricultural products other than cannabis and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations, future scientific research and public perception.

The public’s perception of cannabis may significantly impact the cannabis industry’s success. Both the medical and adult-use of cannabis are controversial topics, and there is no guarantee that future scientific research, publicity, regulations, medical opinion, and public opinion relating to cannabis will be favorable. The cannabis industry is an early-stage business that is constantly evolving with no guarantee of viability. Among other things, such a shift in public opinion could cause state jurisdictions to abandon initiatives or proposals to legalize cultivation and sale of cannabis or adopt new laws or regulations restricting or prohibiting the cultivation of cannabis where it is now legal, thereby limiting the potential customers who are engaged in the cannabis industry.

Demand for our products may be negatively impacted depending on how laws, regulations, administrative practices, enforcement approaches, judicial interpretations, and consumer perceptions develop. We cannot predict the nature of such developments or the effect, if any, that such developments could have on our business.

Our indirect involvement in the cannabis industry could affect the public’s perception of us and be detrimental to our reputation.

Damage to our reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. Cannabis has often been associated with various other narcotics, violence and criminal activities, the risk of which is that our retailers and resellers that transact with cannabis businesses might attract negative publicity. There is also risk that the action(s) of other participants, companies and service providers in the cannabis industry may negatively affect the reputation of the industry as a whole and thereby negatively impact our reputation. The increased use of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views with regard to cannabis companies and their activities, whether true or not and the cannabis industry in general, whether true or not. We do not ultimately have direct control over how the cannabis industry and its suppliers is perceived by others. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance its business strategy and realize on its growth prospects, thereby having a material adverse impact on our business.

Businesses involved in the cannabis industry, and investments in such businesses, are subject to a variety of laws and regulations related to money laundering, financial recordkeeping and proceeds of crimes.

We sell our products through third party retailers and resellers. Investments in the U.S. cannabis industry are subject to a variety of laws and regulations that involve money laundering, financial recordkeeping and proceeds of crime, including the BSA, as amended by the Patriot Act, other anti-money laundering laws, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States. In February 2014, the Financial Crimes Enforcement Network of the Treasury Department issued a memorandum (the “FinCEN Memo”) providing guidance to banks seeking to provide services to cannabis businesses. The FinCEN Memo outlines circumstances under which banks may provide services to cannabis businesses without risking prosecution for violation of U.S. federal money laundering laws. It refers to supplementary guidance that Deputy Attorney General Cole issued to U.S. federal prosecutors relating to the prosecution of U.S. money laundering offenses predicated on cannabis violations of the CSA and outlines extensive due diligence and reporting requirements, which most banks have viewed as onerous. The FinCEN Memo currently remains in place, but it is unclear at this time whether the current administration will continue to follow the guidelines of the FinCEN Memo. Such requirements could negatively affect the ability of certain of the end users of our products to establish and maintain banking connections.

We are subject to extensive anti-corruption laws and regulations.

The Company’s foreign operations, if and when established, must comply with all applicable laws, which may include the U.S. Foreign Corrupt Practices Act (FCPA), the UK Bribery Act or other anti-corruption laws. These anti-corruption laws generally prohibit companies and their intermediaries from making improper payments or providing anything of value to improperly influence government officials or private individuals for the purpose of obtaining or retaining a business advantage regardless of whether those practices are legal or culturally expected in a particular jurisdiction. Recently, there has been a substantial increase in the global enforcement of anti-corruption laws. Although the Company has a compliance program in place designed to reduce the likelihood of potential violations of such laws, violations of these laws could result in criminal or civil sanctions and have an adverse effect on the Company’s reputation, business and results of operations and financial condition.

Our business, results of operations and financial condition may be adversely affected by pandemic infectious diseases, particularly the recent novel coronavirus strain known as COVID-19.

Pandemic infectious diseases, such as the current COVID-19 strains, may adversely impact our business, consolidated results of operations and financial condition. The global spread of COVID-19 has created significant volatility and uncertainty and economic disruption. The extent to which COVID-19 impacts our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including: the duration and scope of the pandemic; governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic; the impact of the pandemic on economic activity and actions taken in response; the effect on our customers and customer demand our services, products and solutions; our ability to sell and provide its services and solutions, including as a result of travel restrictions and people working from home; the ability of our customers to pay for our services and solutions; and any closures of our offices and the offices and facilities of our customers. COVID-19, as well as measures taken by governmental authorities to limit the spread of this virus, may interfere with the ability of our employees, suppliers, and other business providers to carry out their assigned tasks or supply materials or services at ordinary levels of performance relative to the requirements of our business, which may cause us to materially curtail certain of our business operations. We require additional funding and such funding may not be available to us as a result of contracting capital markets resulting from the COVID-19 pandemic. Any of these events could materially adversely affect our business, financial condition, results of operations and/or stock price.

Natural disasters, pandemic outbreaks or other health crises could disrupt business and result in lower sales and otherwise adversely affect our financial performance.

The occurrence of one or more natural disasters, climate change, pandemic outbreaks or other health crises (including but not limited to the COVID-19 outbreak), could adversely affect our business and financial performance. If any of these events result in the closure of one or more of our dispensaries, extended sick leave involving our personnel, or impact key suppliers, our operations and financial performance could be materially adversely affected through an inability to provide other support functions to our stores and through lost sales. These events also could affect consumer shopping patterns or prevent customers from reaching our dispensaries, which could lead to lost sales and higher markdowns, the temporary lack of an adequate work force in a market, the temporary or long-term disruption of product availability in our dispensaries and the temporary or long-term inability to obtain technology needed to effectively run our business.

Our business may be impacted by geopolitical events, war, terrorism, and other related business interruptions.

War, terrorism, geopolitical uncertainties, and other related business interruptions have caused and could cause damage or disruption to international commerce and the global economy, and thus could have a material adverse effect on the Company, its suppliers, logistics providers, manufacturing vendors and customers. The Company’s business operations are subject to interruption by, among others, disasters, whether as a result of war, refugee crises, fire, power shortages, nuclear power plant accidents and other industrial accidents, terrorist attacks and other hostile acts, labor disputes, and other events beyond its control. Such events could decrease demand for the Company’s products, make it difficult or impossible for the Company to develop, prototype, make and deliver products to its customers or to receive components from its suppliers, and create delays and inefficiencies in the Company’s supply chain. While the Company’s suppliers are expected to maintain safe working environments and operations, an industrial accident could occur and could result in disruption to the Company’s business and harm to the Company’s reputation. In any event of business interruption, the Company could incur significant losses, require substantial recovery time and experience significant expenditures in order to resume operations.

Security breaches and other disruptions to our information technology infrastructure could interfere with our operations and could compromise the Company’s and its customers’ and suppliers’ information, exposing us to liability that would cause the Company’s business and reputation to suffer.

In the ordinary course of business, the Company relies upon information technology networks and systems, some of which are managed by third parties, to process, transmit and store electronic information, and to manage or support a variety of business processes and activities, including supply chain, manufacturing, distribution, invoicing and collection of payments from intermediaries or other purchasers or lessees of our equipment. We use information technology systems to record, process and summarize financial information and results of operations for internal reporting purposes and to comply with regulatory financial reporting, legal and tax requirements. Additionally, we collect and store sensitive data, including intellectual property, proprietary business information and the proprietary business information of the Company’s customers and suppliers, as well as personally identifiable information of our customers and employees, in third party data centers, “cloud” providers and on information technology networks. The secure operation of these information technology networks, and the processing and maintenance of this information is critical to the Company’s business operations and strategy. Such third parties, as well as the Company’s information technology networks, cloud and infrastructure may be vulnerable to damage, disruptions or shutdowns due to attacks by hackers or breaches due to employee error or malfeasance or other disruptions during the process of upgrading or replacing computer software or hardware, power outages, computer viruses, telecommunication or utility failures or natural disasters or other catastrophic events. The occurrence of any of these events could compromise the respective storage networks, data centers or cloud, and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability or regulatory penalties under laws protecting the privacy of personal information, disrupt operations, and damage our reputation, which could adversely affect the Company’s business.

Our suppliers, contract manufacturers and customers are subject to and affected by increasingly rigorous environmental, health and safety laws and regulations of federal, state and local authorities in the U.S. and various regulatory authorities with jurisdiction over the Company’s operations. In addition, private civil litigation on these subjects has increased, primarily in the U.S.

Enforcement actions arising from violations of environmental, health and safety laws or regulations can lead to investigation and defense costs, and result in significant fines or penalties. In addition, new or more stringent requirements of governmental authorities could prevent or restrict the Company’s operations, or those of our suppliers and customers, require significant expenditures to achieve compliance and/or give rise to civil or criminal liability. There can be no assurance that violations of such legislation and/or regulations, or private civil claims for damages to property or personal injury arising from the environmental, health or safety impacts of our operations, or those of our suppliers and customers, would not have consequences that result in a material adverse effect on our business, financial condition or results of operations.

Increasingly stringent engine emission standards could impact our ability to manufacture and distribute certain equipment, which could negatively affect business results.

The Company’s equipment operations must meet increasingly stringent engine emission reduction standards, including USEPA, Interim Tier 4/Stage IIIb and Final Tier 4/Stage IV non-road diesel emission requirements in the U.S. and European Union.

We may incur increased costs due to new or more stringent greenhouse gas emission standards designed to address climate change and could be further impacted by physical effects attributed to climate change on its facilities, suppliers and customers.

There is a growing political and scientific consensus that emissions of greenhouse gases (GHG) continue to alter the composition of Earth’s atmosphere in ways that are affecting and are expected to continue to affect the global climate. These considerations may lead to international, national, regional or local legislative or regulatory responses in the future. Various stakeholders, including legislators and regulators, shareholders and non-governmental organizations, as well as companies in many business sectors, including the Company, are considering ways to reduce GHG emissions. The regulation of GHG emissions from certain stationary or mobile sources could result in additional costs to the Company or its suppliers in the form of taxes or emission allowances, facilities improvements and energy costs, which would increase our operating costs through higher contract manufacturing, utility, transportation and materials costs. Increased input costs and compliance-related costs could also impact customer operations and demand for our equipment. Because the impact of any future GHG legislative, regulatory or product standard requirements on our businesses and products is dependent on the timing and design of mandates or standards, the Company is unable to predict its potential impact at this time.

Furthermore, the potential physical impacts of climate change on our suppliers and customers and therefore on our operations are highly uncertain and will be particular to the circumstances developing in various geographical regions. These may include long-term changes in temperature levels and water availability. These potential physical effects may adversely impact the demand for the Company’s products and the cost, production, sales and financial performance of the Company’s operations.

Our business increasingly is subject to regulations relating to privacy and data protection, and if we violate any of those regulations, we could be subject to significant claims, penalties and damages.

Increasingly, the United States, the European Union and other governmental entities are imposing regulations designed to protect the collection, maintenance and transfer of personal information. For example, the European Union adopted the General Data Protection Regulation (the “GDPR”) that imposes stringent data protection requirements and greater penalties for non-compliance beginning in May 2018. The GDPR also protects a broader set of personal information than traditionally has been protected in the United States and provides for a right of “erasure.” Other regulations govern the collection and transfer of financial data and data security generally. These regulations generally impose penalties in the event of violations. While we attempt to comply with all applicable cybersecurity regulations, their implementation is complex, and, if we are not successful, we may be subject to penalties and claims for damages from regulators and the impacted individuals.

Risks Relating to Our Intellectual Property

Recent laws make it difficult to predict how patents will be issued or enforced in our industry.

Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may have a significant impact on our ability to protect our technology and enforce our intellectual property rights. There have been numerous recent changes to the patent laws and to the rules of the United States Patent and Trademark Office (the “USPTO”), which may have a significant impact on our ability to protect our technology and enforce our intellectual property rights. For example, the Leahy-Smith America Invents Act, which was signed into law in 2011, includes a transition from a “first-to-invent” system to a “first-to-file” system, and changes the way issued patents can be challenged. Certain changes, such as the institution of inter partes review and post-grant and derivation proceedings, came into effect in 2012. Substantive changes to patent law associated with the Leahy-Smith America Invents Act may affect our ability to obtain patents, and, if obtained, to enforce or defend them in litigation or inter partes review, or post-grant or derivation proceedings, all of which could harm our business.

We may not be able to adequately protect our intellectual property and other proprietary rights that are material to our business.

Our ability to compete effectively depends in part on our rights to trademarks, patents and other intellectual property rights we own. We have not sought to register every one of our intellectual properties either in the United States or in every country in which such intellectual property may be used. Furthermore, because of the differences in foreign trademark, patent and other intellectual property or proprietary rights laws, we may not receive the same protection in other countries as we would in the United States with respect to the registered brand names and issued patents we hold. If we are unable to protect our intellectual property, proprietary information and/or brand names, we could suffer a material adverse effect on our business, financial condition and results of operations.

Litigation may be necessary to enforce our intellectual property rights and protect our proprietary information, or to defend against claims by third parties that our products or services infringe their intellectual property rights. Any litigation or claims brought by or against us could result in substantial costs and diversion of our resources. A successful claim of trademark, patent or other intellectual property infringement against us, or any other successful challenge to the use of our intellectual property, could subject us to damages or prevent us from providing certain products or services, or using certain of our recognized brand names, which could have a material adverse effect on our business, financial condition and results of operations.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submissions, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for noncompliance with these requirements.

Periodic maintenance or annuity fees on any issued patents are due to be paid to the USPTO, and/or foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payments and other similar provisions during the patent application process. While an inadvertent or unintentional lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, nonpayment of fees and failure to properly legalize and submit formal documents. If we or our licensors fail to maintain the patents and patent applications covering our products, our competitors might be able to enter the market, which would have a material adverse effect on our business.

From time to time, we may need to rely on licenses to proprietary technologies, which may be difficult or expensive to obtain or we may lose certain licenses which may be difficult to replace, harming our competitive position.

We may need to obtain licenses to patents and other proprietary rights held by third parties to develop, manufacture and market our products, if, for example, we sought to develop our products, in conjunction with any patented technology. If we are unable to timely obtain these licenses on commercially reasonable terms and maintain these licenses, our ability to commercially market our products, may be inhibited or prevented, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

In spite of our best efforts, our licensors might conclude that we have materially breached our license agreements and might therefore terminate the license agreements, thereby removing our ability to develop and commercialize products and technology covered by these license agreements. If these in-licenses are terminated, or if the underlying patents fail to provide the intended exclusivity, competitors may have the freedom to market products identical to ours.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our success depends upon our ability to develop, manufacture, market and sell our products, and to use our proprietary technologies without infringing the proprietary rights of third parties. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including interference or derivation proceedings and various other post-grant proceedings before the USPTO and/or non-United States opposition proceedings. Third parties may assert infringement claims against us based on existing patents or patents that may be granted in the future. As a result of any such infringement claims, or to avoid potential claims, we may choose or be compelled to seek intellectual property licenses from third parties. These licenses may not be available on acceptable terms, or at all. Even if we are able to obtain a license, the license would likely obligate us to pay license fees, royalties, minimum royalties and/or milestone payments and the rights granted to us could be nonexclusive, which would mean that our competitors may be able to obtain licenses to the same intellectual property. Ultimately, we could be prevented from commercializing a product and/or technology or be forced to cease some aspect of our business operations if, as a result of actual or threatened infringement claims, we are unable to enter into licenses of the relevant intellectual property on acceptable terms. Further, if we attempt to modify a product and/or technology or to develop alternative methods or products in response to infringement claims or to avoid potential claims, we could incur substantial costs, encounter delays in product introductions or interruptions in sales.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. The following examples are illustrative:

●	Others may be able to construct products that are similar to our products but that are not covered by the claims of the patents that we own or have exclusively licensed;

●	We or our licensors or strategic collaborators, if any, might not have been the first to make the inventions covered by the issued patent or pending patent application that we own or have exclusively licensed;

●	We or our licensors or strategic collaborators, if any, might not have been the first to file patent applications covering certain of our inventions;

●	Others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

●	It is possible that our pending patent applications will not lead to issued patents;

●	Issued patents that we own or have exclusively licensed may not provide us with any competitive advantages, or may be held invalid or unenforceable, as a result of legal challenges by our competitors;

●	Our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

●	We may not develop additional proprietary technologies that are patentable; and

●	The patents of others may have an adverse effect on our business.

Should any of these events occur, they could significantly harm our business, results of operations and prospects.

We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Although we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these employees have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. We are not aware of any threatened or pending claims related to these matters or concerning agreements with our employees, but in the future litigation may be necessary to defend against such claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

Intellectual property disputes could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the value of our common stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

Risks Related to the Common Shares

The Company’s Common Share price may be volatile and as a result investor could lose all or part of their investment.

In addition to volatility associated with equity securities in general, the value of an investor’s investment could decline due to the impact of any of the following factors upon the market price of the Common Shares:

●	disappointing results from the Company’s operations or financing activities;

●	decline in demand for its Common Shares;

●	downward revisions in securities analysts’ estimates or changes in general market conditions;

●	technological innovations by competitors or in competing technologies;

●	investor perception of the Company’s industry or its prospects; and

●	general economic trends.

Our Common Share price on the OTCQB has experienced significant price and volume fluctuations. Stock markets in general have experienced extreme price and volume fluctuations, and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of the Common Shares. As a result, an investor may be unable to sell any Common Shares such investor acquires at a desired price.

Potential future sales under Rule 144 may depress the market price for our Common Shares.

In general, under Rule 144, a person who has satisfied a minimum holding period of between 6 months and one-year and any other applicable requirements of Rule 144, may thereafter sell such shares publicly. A significant number of the Company’s currently issued and outstanding Common Shares held by existing shareholders, including officers and directors and other principal shareholders, are currently eligible for resale pursuant to and in accordance with the provisions of Rule 144. The possible future sale of the Company’s Common Shares by its existing shareholders, pursuant to and in accordance with the provisions of Rule 144, may have a depressive effect on the price of its Common Shares in the over-the-counter market.

The Company’s Common Shares currently deemed a “penny stock”, which may make it more difficult for investors to sell their Common Shares.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per Common Share or an exercise price of less than $5.00 per Common Share, subject to certain exceptions. The Company’s s securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000, exclusive of their principal residence, or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade its securities. The Company believes that the penny stock rules may discourage investor interest in and limit the marketability of its Common Shares.

The Company has never paid dividends on its Common Shares.

The Company has not paid dividends on its Common Shares to date, and it does not expect to pay dividends for the foreseeable future. The Company intends to retain its initial earnings, if any, to finance its operations. Any future dividends on Common Shares will depend upon the Company’s earnings, its then-existing financial requirements, and other factors, and will be at the discretion of the Board.

FINRA has adopted sales practice requirements, which may also limit an investor’s ability to buy and sell the Company’s Common Shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy the Company’s Common Shares, which may limit an investor’s ability to buy and sell its stock and have an adverse effect on the market for the Common Shares.

Investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share of Common Shares if we issue additional employee/director/consultant options or if we sell additional Common Shares and/or warrants to finance its operations.

In order to further expand the Company’s operations and meet its objectives, any additional growth and/or expanded business activity will likely need to be financed through sale of and issuance of additional Common Shares. The Company will also in the future grant to some or all of its directors, officers, and key employees and/or consultants options to purchase Common Shares as non-cash incentives. The issuance of any equity securities could, and the issuance of any additional Common Shares will, cause the Company’s existing shareholders to experience dilution of their ownership interests.

If the Company issues additional Common Shares or decides to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share of Common Shares depending on the price at which such securities are sold.

The issuance of additional shares of Common Shares may negatively impact the trading price of the Company’s securities.

We have issued Common Shares in the past and will continue to issue Common Shares to finance our activities in the future. In addition, newly issued or outstanding options and warrants to purchase Common Shares may be exercised, resulting in the issuance of additional Common Shares. Any such issuance of additional Common Shares would result in dilution to the Company’s shareholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of the Common Shares.

The issuance of a large number of shares of our Common Stock could significantly dilute existing stockholders and negatively impact the market price of our Common Stock.

On January 6, 2021, the Company entered into an Equity Purchase Agreement, with Peak One providing that, upon the terms and subject to the conditions thereof, Peak One is committed to purchase, on an unconditional basis, shares of Common Stock (“Put Shares”) at an aggregate price of up to $10 million over the course of the commitment period. Pursuant to the terms of the equity purchase agreement, the purchase price for each of the Put Shares equals 89% of the Market Price on such date on which the Purchase Price is calculated. The Market Price is defined in the EPA as the lesser of the (i) closing bid price of the Common Stock on the Principal Market on the Trading Day immediately preceding the respective Put Date, or (ii) the lowest closing bid price of the Common Shares on the Principal Market for any Trading Day during the Valuation Period. The Valuation Period is defined as the period of seven (7) Trading Days immediately following the Clearing Date associated with the applicable Put Notice. The Valuation Period begins on the first Trading Day following the Clearing Date.As a result, if we sell shares of Common Stock under the equity purchase agreement, we will be issuing Common Stock at below market prices, which could cause the market price of our Common Stock to decline, and if such issuances are significant in number, the amount of the decline in our market price could also be significant. In general, we are unlikely to sell shares of Common Stock under the equity purchase agreement at a time when the additional dilution to stockholders would be substantial unless we are unable to obtain capital to meet our financial obligations from other sources on better terms at such time. However, if we do, the dilution that could result from such issuances could have a material adverse impact on existing stockholders and could cause the price of our common stock to fall rapidly based on the amount of such dilution.

The Selling Securityholders may sell a large number of shares, resulting in substantial diminution to the value of shares held by existing stockholders.

Pursuant to the Equity Purchase Agreement, we are prohibited from delivering a Put Notice to Peak One to the extent that the issuance of shares would cause the Selling Securityholders to beneficially own more than 4.99% of our then-outstanding shares of common stock; provided, however, the Selling Securityholders in their sole discretion can waive this ownership limitation up to 9.99% of our then-outstanding shares of Common Stock. These restrictions however, do not prevent the Selling Stockholder from selling shares of Common Stock received in connection with the Equity Line and then receiving additional shares of Common Stock in connection with a subsequent issuance. In this way, the Selling Securityholders could sell more than 4.99% (or 9.99% if 4.99% ownership limitation is waived) of the outstanding shares of Common Stock in a relatively short time frame while never holding more than 4.99% (or 9.99% if 4.99% ownership limitation is waived) at any one time. As a result, existing stockholders and new investors could experience substantial diminution in the value of their shares of Common Stock. Additionally, we do not have the right to control the timing and amount of any sales by the Selling Securityholders of the shares issued under the Equity Line.

The Company faces risks related to compliance with corporate governance laws and financial reporting standards.

The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the SEC and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, referred to as Section 404, materially increase the Company’s legal and financial compliance costs and make certain activities more time-consuming and burdensome.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions or variations thereof are intended to forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this registration statement on Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and the related notes included in this registration statement on Form S-1.

USE OF PROCEEDS

We will not receive any proceeds from the disposition and/or resale of the shares of common stock by the Selling Stockholders or their transferees. We will, however, receive cash proceeds from the Put Notices we issue to Peak One Opportunity Fund, LP (“Peak One”), which we, while we retain broad discretion on the use of proceeds, intend to use for general corporate and operating expenses.

SELLING SHAREHOLDERS

The selling security holders identified in this prospectus may offer and sell:

1.	Peak One – 20,408,163 Shares of our Common Stock to be purchased by Peak One pursuant to the Equity Purchase Agreement (“EPA”), registered for resale herein, and would represent [8.33%] of our issued and outstanding shares of common stock as of April 22, 2022 and including the issuance of such shares to be purchased and Commitment Fee Shares to be issued;

2.	150,000 Commitment Fee Shares issued to Peak One on January 6, 2021, which represents less than 1% (0.07%) of our issued and outstanding shares of common stock as of April 22, 2022 and including the issuance of such shares to be purchased and Commitment Fee Shares to be issued.

3.	150,000 Commitment Fee Shares issued to Peak One Investments, LLC on January 6, 2021, which represents less than 1% (0.07%) of our issued and outstanding shares of common stock as of April 22, 2022 and including the issuance of such shares to be purchased and Commitment Fee Shares to be issued.

Peak One Investments is the general partner of Peak One Opportunity Fund, LP.

The selling security holders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares to be Offered” in the table below.

Peak One and Peak One Investments will be deemed to be underwriters within the meaning of the Securities Act. Any profits realized by the selling stockholders may be deemed to be underwriting commissions.

We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering, because each selling security holder may offer some or all of the common stock being registered on their individual behalf under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of the selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholders’ account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholders after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of the date as of which the information is provided, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 200,435,331 shares of our common stock outstanding as of April 22, 2022 and including the issuance of such shares to be purchased and Commitment Fee Shares to be issued.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholders had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering	Shares to be Offered		Amount Beneficially Owned After Offering %(3)
Peak One Opportunity Fund	0	20,408,163	](1)(2)(3)(4)	0	(2)
Peak One Opportunity Fund	150,000	150,000	(5)	0	(2)
Peak One Investments, LLC	150,000	150,000	(6)	0	(2)

Notes:

1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

2)	Because the selling security holders may offer and sell all or only some portion of the 20,708,163 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that the selling stockholder will hold upon termination of the offering. The column titled “Amount Beneficially Owned After Offering” assumes that the Selling Stockholders will sell all of their Shares.

3)	Jason Goldstein exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Peak One and Peak One Investments.

4)	Consists of up 20,408,163 shares of common stock to be sold by Peak One pursuant to Put Notices we issue to Peak One pursuant to the Equity Purchase Agreement.

5)	Consists of 150,000 Commitment Shares issued to Peak One on January 6, 2021.

6)	Consists of 150,000 shares of Commitment Shares issued to Peak One Investments on January 6, 2021.

PLAN OF DISTRIBUTION

We are registering the Common Shares to permit the resale of those Common Shares under the Securities Act from time to time after the date of this Prospectus at the discretion of the holders of such Common Shares. We will not receive any of the proceeds from the sale by the selling shareholders of the Common Shares. We will bear all fees and expenses incident to our obligation to register the Common Shares.

Each selling shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Common Shares on the OTCQB, or any other stock exchange, market, quotation service or trading facility on which the shares are traded or in private transactions, provided that all applicable laws are satisfied. The selling shareholders may also sell their Common Shares directly or through one or more underwriters, broker-dealers, or agents. If the Common Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares pursuant to Rule 144 under the Securities Act, if available, rather than under this Prospectus.

If the selling shareholders effect such transactions by selling Common Shares to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the selling shareholders or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers, or agents may be in excess of those customary in the types of transactions involved). Broker-dealers engaged by any selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of Common Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling shareholders may also sell Common Shares short and deliver Common Shares covered by this Prospectus to close out their short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such Common Shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Shares offered by this Prospectus, which Common Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of any Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Common Shares is made, a prospectus supplement, if required, will be distributed that will set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the selling shareholders and any discounts, commissions, or concessions allowed or re-allowed or paid to broker-dealers.

Peak One has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Shares.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. Once this registration statement becomes effective, we intend to file the final prospectus with the SEC in accordance with SEC Rules 172 and 424. Provided we are not the subject of any SEC stop orders and we are not subject to any cease and desist proceedings, the obligation to deliver a final prospectus to a purchaser will be deemed to have been met.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such shares have been registered or qualified for sale in such state, or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Common Shares registered pursuant to the registration statement of which this Prospectus forms a part.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Shares may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Common Shares by the selling shareholders or any other person. All of the foregoing provisions may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

We will pay all expenses of the registration of the Common Shares, estimated to be approximately [$30,000] in total, including, without limitation, SEC filing fees, expenses of compliance with state securities or “blue sky” laws, and legal and accounting fees; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with applicable registration rights agreements, if any, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this Prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the Common Shares may be resold by the selling shareholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the Common Shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

Once sold under the registration statement of which this Prospectus forms a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of consists of 500,000,000 Common Shares with a par value of $0.001 per Common Share. As of April 22, 2022, there were 200,435,331 Common Shares outstanding.

The following description of our Common Shares and provisions of our articles of association and by-laws is only a summary. Investors are directed for a complete description of the terms and provisions of our articles and by-laws, which are exhibits to the registration statement which contains this Prospectus. We encourage you to review complete copies of our articles and by-laws.

Voting Rights

Holders of the Common Shares are entitled to one vote per share on all matters to be voted upon by the shareholder.

Dividend Rights

Holders of Common Shares are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available for dividends. The Company has not declared a dividend in its history and there are no plans to declare a dividend in the foreseeable future.

Liquidation Rights

Upon the liquidation, dissolution, or winding up of our company, the holders of Common Shares are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities.

Conversion and Redemption

Holders of Common Shares have no pre-emptive, subscription, redemption or conversion rights.

Change of Control

Nevada’s “Acquisition of Controlling Interest Statute” applies to Nevada corporations that have at least 200 shareholders, with at least 100 shareholders of record being Nevada residents and that do business directly or indirectly in Nevada. Where applicable, the statute prohibits an acquiror from voting shares of a target company’s stock after exceeding certain threshold ownership percentages, until the acquiror provides certain information to the company and a majority of the disinterested shareholders vote to restore the voting rights of the acquiror’s shares at a meeting called at the request and expense of the acquiror. If the voting rights of such shares are restored, shareholders voting against such restoration may demand payment for the “fair value” of their shares. The Nevada statute also restricts a “business combination” with “interested shareholders”, unless certain conditions are met, with respect to corporations which have at least 200 shareholders of record. A “combination” includes:

(i)	any merger with an “interested shareholder,” or any other corporation which is or after the merger would be, an affiliate or associate of the interested shareholder;

(ii)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, to an “interested shareholder,” having an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s assets; an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or representing 10% or more of the earning power or net income of the corporation;

(iii)	any issuance or transfer of shares of the corporation or its subsidiaries, having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation to the “interested shareholder”

(iv)	the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the “interested shareholder”;

(v)	certain transactions which would result in increasing the proportionate percentage of shares of the corporation owned by the “interested shareholder”; or

(vi)	the receipt of benefits, except proportionately as a shareholder, of any loans, advances or other financial benefits by an “interested shareholder.”

An “interested shareholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the corporation’s voting stock. A corporation to which this statute applies may not engage in a “combination” within three years after the interested shareholder acquired its shares, unless the combination or the interested shareholder’s acquisition of shares was approved by the board of directors before the interested shareholder acquired the shares. If this approval was not obtained, then after the three-year period expires, the combination may be consummated if all applicable statutory requirements are met.

Approval of mergers, conversion, amendments to the articles of incorporation, and sales, leases or exchanges of all of the property or assets of a corporation, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the articles of incorporation, no vote of shareholders of the corporation surviving a merger is necessary if:

(i)	the merger does not amend the articles of incorporation of the corporation;

(ii)	each outstanding share immediately prior to the merger is to be an identical share after the merger;

(iii)	The number of voting shares outstanding immediately after the merger, plus the number of voting issued as a result of the merger, either by the conversion of shares securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and

(iv)	the number of participating shares (i.e. shares that entitle their holders to participate without limitation in distribution) outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Special Note of Caution Regarding Forward-Looking Statements

Certain statements in this report, including statements in the following discussion, are what are known as “forward looking statements”, which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as “plans,” “intends,” “will,” “hopes,” “seeks,” “anticipates,” “expects “and the like often identify such forward looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward looking statements include statements concerning our plans and objectives with respect to the present and future operations of the Company, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Therefore, the reader is advised that the following discussion should be considered in light of the discussion of risks and other factors contained in this Prospectus and in the Company’s other filings with the Securities and Exchange Commission. No statements contained in the following discussion should be construed as a guarantee or assurance of future performance or future results.

Background and Overview

Results of Operations

Comparison of the fiscal years ended December 31, 2021 and December 31, 2020

Revenue

During the fiscal year ended December 31, 2021, the Company generated total revenues of $0 as compared to $781,455 during the fiscal year ended December 31, 2020; a decrease of $781,455 or 100%.

Expenses

During the fiscal year ended December 31, 2021, the Company reported total operating expenses of $7,991,827 as compared to $6,572,017 during the fiscal year ended December 31, 2020; an increase of $1,419,810 or approximately 22%.

Net Loss and Comprehensive Loss

During the fiscal year ended December 31, 2021, the Company reported a net loss and comprehensive loss of $12,859,643 as compared to $11,815,907 during the fiscal year ended December 31, 2020; an increase of $1,043,736 or approximately 9%.

Liquidity and Capital Resources

After completion of a $10.3 million private placement in November 2021 and the conversion of $4.9 million of convertible debt to common shares, the Company has sufficient resources to meets its existing obligations for a period of at least twelve months, and likewise sufficient resources to implement its new business plan arising from the acquisition of the assets of Cryocann USA Corp.

Current Assets and Total Assets

As of December 31, 2021, the Company’s balance sheet reflects that the Company had: i) total current assets of $6,530,222, compared to total current assets of $7,798,154 at December 31, 2020 – a decrease of $1,267,932 or approximately 16%; and ii) total assets of $15,583,822, compared to total assets of $7,798,154 at December 31, 2020 – an increase of $7,785,668 or approximately 100%. The increase in total assets was predominantly due to the assets acquired in the Cryocann acquisition and a note receivable from the sale of the Company’s discontinued operations.

Current Liabilities and Total Liabilities

As of December 31, 2021, the Company’s balance sheet reflects that the Company had: i) total current liabilities of $1,882,419, compared to total current liabilities of $4,125,851 at December 31, 2020 – a decrease of $2,243,432 or approximately 54%; and ii) total liabilities of $2,059,502, compared to total liabilities of $4,192,860 at December 31, 2020 – a decrease of $2,133,358 or approximately 51%. The decrease in current and total liabilities was predominantly due to the disposal of the Company’s discontinued operations.

Cash Flow

For the years ended December 31, 2021 and 2020, the Company had net cash used in operating activities of $5,600,512 and $3,749,621, respectively.

Off-Balance Sheet Arrangements

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act, we are not required to provide the information required by this item.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Our directors and executive officers and their respective ages, positions, and biographical information are set forth below.

Name	Position	Age
Christian Noël	Chief Executive Officer & Director	45
Philip Mullin	Chief Financial Officer	68
Patricia Kovacevic	General Counsel, Corporate Secretary	51
Dr. Delon Human	Chairman of the Board	59
Mario Gobbo	Director	68
Mark Radke	Director	67
Simon Langelier	Director	64

Christian Noël, Chief Executive Officer & Director

Christian Noel is a trusted investor and business strategist, who has held senior positions in financial and investment organizations in Montreal, Canada, for the last 21 years. During his career, he has acquired extensive experience in risk management, tax planning, investment banking, and financial strategy design and execution.

In 2005 he joined Richardson GMP as Vice-President and Partner. Richardson GMP is a non-bank organization that specializes in portfolio management for high-net-worth individuals and families.

In 2014 Christian was admitted as a portfolio manager of GVC Ltd, a boutique wealth management firm based in Montreal, and was subsequently named Partner. At GVC, he developed a deep understanding of the nascent cannabis industry, building a team to analyze investment opportunities in all facets of the cannabis value chain, thereby providing clients with a superior range of services.

Christian expertise spans many different industries and has performed numerous due diligence activities over the last 20 years. He specializes in small and mid-cap companies as well as sophisticated alternative investment strategies. Christian is fluent in English and French and possesses a vast network of relationships in North American, European, and other regional capital markets.

Philip Mullin, Chief Financial Officer

Philip Mullin has 30 years’ experience as CFO, COO, and in consulting and turnarounds for businesses with revenues of less than $100 million and has served as Chief Financial Officer of the Company since June, 20219. Mr. Mullin was previously managing director of Somerset Associates LLC, a CFO, accounting, tax and financial consulting company. Since 2009, he has operated primarily in consulting and interim CFO roles in multiple sectors including fintech, blockchain, drones, recycling, medical marijuana, and electrical power generation. From 2003-09, Mr. Mullin was a partner of Tatum Partners, a human capital firm engaged in providing CFO services. Within Tatum, Mr. Mullin served in numerous leadership roles: from 2006-09, as CFO of Zi Corporation, a leading software development company specializing in mobile phones, which was sold in April 2009 to Nuance Communications; from 2003-06, as interim CFO of Homax Products, Vice President Finance of Yakima Products, and as a consultant in several engagements in industrial construction, manufacturing and air transportation. From 2001-03, he served as turnaround consultant to companies in the telecom sector during the critical post-9/11 timeframe; from 1995-2001, he was engaged in various C-level capacities in a public entity that was restructured and eventually became International DisplayWorks, a manufacturer of LCD displays based in Rocklin, California with operations in Shenzhen, China, which was later sold to Flextronics.

Mr. Mullin began his career in banking in 1982 after completing his MBA from University of Western Ontario Richard Ivey School of Business in London, Ontario, Canada and BA in Economics from Wilfrid Laurier University, in Waterloo, Ontario, Canada.

Patricia Kovacevic, General Counsel & Head of External Affairs

An experienced legal and compliance department leader, Patricia I. Kovacevic’s career comprises leading senior legal and regulatory positions with FDA-regulated multinationals, including Philip Morris International and Lorillard, as well as partner roles with large law firms.

Her expertise includes corporate law, compliance, M&A, US and global food, drug, nicotine and consumer goods regulation, cannabis/CBD regulation, external affairs and the legal framework applicable to marketing, media communications, investigations, FCPA, trade sanctions, privacy, intellectual property, product development and launch. She also led cross-disciplinary teams engaged in scientific research efforts. She has served on various trade association bodies and conference advisory boards. Ms. Kovacevic authored several articles on nicotine regulation, co-authored an academic treatise, “The Regulation of E-Cigarettes” and is often invited as a keynote speaker or panelist before global conferences and government agencies public hearings.

Patricia Kovacevic is an attorney admitted to practice in New York, before the U.S. Tax Court, before the U.S. Court of International Trade and before the Supreme Court of the United States. She holds a Juris Doctor (Doctor of Law) degree from Columbia Law School in New York and completed the Harvard Business School “Corporate Leader” executive education program. Ms. Kovacevic speaks several languages, including French, Italian, Spanish, Romanian and Croatian.

Dr. Delon Human, Chairman of the Board

Dr. Delon Human, M.B.Ch.B., M.Prax.Med, MFGP, DCH, MBA serves as President of the Board of Directors of Cryomass Technologies Inc

He is an experienced global business leader, published author and health & technology consultant. He serves as President of Health Diplomats, a specialized health, technology and nutrition consulting group, operating worldwide. Health Diplomats clients include Fortune 500 companies such as Johnson & Johnson, Pfizer, Nestlé, McDonald’s, Nicoventures, BAT, ABInBev, foundations such as the IKEA Foundation, Rockefeller Foundation, PepsiCo Foundation; governments such as Ireland, South Africa, Kuwait and Taiwan and NGOs such as the International Food and Beverage Alliance (IFBA).

From 2016 to 2020, he served as Director (Vice-Chairman) of the Board of Pharmacielo, a biopharmaceutical health & wellness company, from its early phase, to its listing on the Toronto Stock Exchange. Since August 2019, he has also served on the board of Redwood Green Corporation (now called Cryomass Technologies Inc), from December 2019 as Chairman of the Board. This company is listed on the USA OTCQB stock exchange. In addition, he serves on the board of the Fio Corporation, a big data and medical diagnostics company.

He has acted as adviser to three WHO Directors-General and to UN Secretary-General Ban Ki Moon. Up to 2014 he served as Secretary-General and Special Envoy to WHO / UN of the International Food and Beverage Alliance, a group of leading food and non-alcoholic beverage companies with a global presence (including Unilever, Nestlé, McDonald’s, Coca-Cola, PepsiCo, Ferrero, Mars, General Mills, Mondeléz and the Bel Group). He serves on the Board of Directors / Advisory Boards of selected health, wellness and medical diagnostics companies.

Up to 2005, Dr. Human served as secretary general of the World Medical Association (WMA), the global representative body for physicians. He was instrumental in the establishment of the World Health Professions Alliance, an alliance of the global representative bodies of physicians, nurses, pharmacists, dentists and physical therapists. During 2006 he was elected to serve as the secretary-general of the Africa Medical Association (AfMA). He is a fellow of the Russian and Romanian Academies of Medical Sciences. He is a published author, international lecturer and health care consultant specializing in global health strategy, corporate and product transformation, harm reduction, access to healthcare and health communication. He authored the book “Wise Nicotine” in 2009, in which the preferred future for tobacco harm reduction and the emergence of next generation nicotine products was described. Editor of the book “Caring Physicians of the World”, a project in collaboration with Pfizer Inc.

He was a clinician for two decades, part of the pediatric endocrinology research and diabetes unit at the John Radcliffe Hospital and was involved in the establishment of several medical centers, a hospital and emergency clinic in South Africa.

Dr. Human qualified as a physician in South Africa and completed his postgraduate studies in family medicine and child health in South Africa and Oxford, England. His business studies (MBA) were completed at the Edinburgh Business School.

Mario Gobbo, Director

Mario Gobbo has 35 years of banking and corporate finance experience in healthcare and energy. His expertise encompasses venture capital and private equity as well as investment banking and strategic advisory services. Mr. Gobbo currently serves as acting Chief Business Officer of Xcovery, a cancer-based biotech company and is Chairman of the Supervisory Board of Chair of Cinkarna Celje, a fine chemicals for paints (titanium dioxide) company based in Celje, Slovenia. Until recently, he was on the board of Zavarovalnica Triglav, the largest Slovene insurance company spearheading healthcare insurance in Central Europe and was Chairman of the Board and Chair of the Audit Committee of Helix BioPharma, a Toronto-listed biotech company developing interesting novel complex biomolecules to combat various cancers. As an executive director, he was also on the board of Lazard Brothers, London.

While Managing Director for Health Care Capital Markets and Advisory with Natixis Bleichroeder in New York, from 2006 to 2009, he secured transactions for the bank’s M&A and equity capital markets pharmaceuticals and life sciences group. He obtained mandates for several IPOs and follow-on transactions on NASDAQ, as well as advisory assignments for health care and medical devices companies. When with the International Finance Corporation, a World Bank Group institution dealing with private sector investments, the team he led completed several highly successful equity and loan investments in biotech and generic pharmaceutical companies and funds in India, Latin America, China and Central Europe. From 1993 to 2001, he was with Lazard in London, where he created and managed their Central and Eastern European operations, including Turkey. Mr. Gobbo advised on M&A, fundraising and privatization efforts for several key firms in the region.

Mario Gobbo holds a Bachelor of Arts in Organic Chemistry from Harvard College, a Master of Science in Biochemistry from the University of Colorado and an MBA, a Master of Business Economics and a PhD (Management) from the Wharton School of the University of Pennsylvania.

Mark Radke, Director

Mark Radke is a lawyer with a distinguished career in the area of financial services, specializing in federal securities regulation. As the Chief of Staff of the Securities and Exchange Commission under Chairman Harvey Pitt, he was responsible for that agency’s rulemaking in response to the Sarbanes Oxley Act. In private practice, as partner at several multinational law firms, he has represented corporations, brokerage and accounting firms, hedge funds and individuals on corporate governance, compliance, and regulatory issues involving not only the SEC but other federal and state regulators.

He was active in advising clients on legislative initiatives that lead to the Dodd-Frank Act of 2010, and in subsequent efforts to extend, implement or amend various components of that and other federal securities legislation.

As an adjunct professor at the Georgetown University Law Center, he has taught classes in aspects of securities regulation since 1999. He holds a B.A., University of Washington, J.D., University of Baltimore, LI.M., Securities Regulation, Georgetown University Law Center.

Simon Langelier - Director

Simon Langelier is currently a director of Imperial Brands PLC, a British multinational company with a comprehensive portfolio of traditional and non-combustible tobacco and nicotine products.

Previously, in his 30-year career with Philip Morris International, Simon Langelier served in several senior positions, including President Eastern Europe, Middle East & Africa, President Eastern Asia and President of Next Generation Products & Adjacent Businesses. He was also Managing Director in numerous countries in Europe and Colombia.

Mr. Langelier is currently an Honorary Professorial Fellow at Lancaster University in the U.K, a member of the Dean’s Council of that university’s Management School and a BSc Management Sciences graduate from the same institution.

Information Concerning the Board of Directors and Certain Committees

The Board of Directors currently consists of five directors, four of whom the Board of Directors has determined are independent within the meaning of the rules of the OTCQB, which the Company has adopted as its definition of independence in the Audit Committee Charter. The Board of Directors held four regularly scheduled meetings during the 2021 fiscal year, and two special meetings during the 2021 fiscal year. Each of the directors attended all meetings of the Board of Directors and committees on which they served during the 2021 fiscal year. The Board of Directors does not have a formal policy governing director attendance at its annual meeting of stockholders.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which was formed in 2019.

Audit Committee. The purpose of the Audit Committee is to oversee (i) the integrity of our financial statements and disclosures, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent auditing firm (the “External Auditor”), (iv) the performance of our External Auditors, (v) our internal control systems, and (vi) our procedures for monitoring compliance with our Code of Business Conduct and Ethics.

The Audit Committee held four formal meetings during fiscal year 2021. The current members of the Audit Committee are Messrs. Gobbo (Chair) and Radke.

The Board of Directors has determined that each member of the Audit Committee meets the independence standards set forth in Rule 10A-3 promulgated under the Exchange Act and the independence standards set forth in the rules of the OTCQB. The Board of Directors has determined that Mr. Gobbo qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, promulgated under the Exchange Act.

The Audit Committee operates under a written charter that is reviewed annually. Under the charter, the Audit Committee is required to pre-approve the audit and non-audit services to be performed by our independent registered public accounting firm.

Our Audit Committee meets on a regular basis, at least quarterly and more frequently as necessary. Our Audit Committee’s primary function is to assist our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to stockholders and others, reviewing our system of internal controls, which management has established, overseeing the audit and financial reporting process, including the preapproval of services performed by our independent registered public accounting firm, and overseeing certain areas of risk management.

Compensation Committee. The Compensation Committee reviews the compensation strategy of the Company and consults with the Chief Executive Officer, as needed, regarding the role of our compensation strategy in achieving our objectives and performance goals and the long-term interests of our stockholders. The Compensation Committee has direct responsibility for approving the compensation of our Chief Executive Officer and makes recommendations to the Board with respect to our other executive officers. The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Exchange Act.

Our Chief Executive Officer sets the compensation of anyone whose compensation is not set by the Board and reports to the Board regarding the basis for any such compensation if requested by it.

The Compensation Committee may retain compensation consultants, outside counsel and other advisors as the Board deems appropriate to assist it in discharging its duties.

The Compensation Committee held one formal meeting during fiscal year 2021. The members of the Compensation Committee are Dr. Human (Chair), and Mr. Langelier.

The Compensation Committee operates under a written charter that is reviewed annually.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and recommends to the Board individuals qualified to be nominated for election to the Board and recommends to the Board the members and Chairperson for each Board committee.

In addition to stockholders’ general nominating rights provided in our Bylaws, stockholders may recommend director candidates for consideration by the Board. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders if the recommendations are sent to the Board in accordance with the procedures in the bylaws. All director nominations submitted by stockholders to the Board for its consideration must include all of the required information set forth in our Bylaws.

Director Qualifications. In selecting nominees for director, without regard to the source of the recommendation, the Nominating and Corporate Governance Committee believes that each director nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. Members of the Board should have the highest professional and personal ethics, consistent with our values and standards and Code of Ethics. At a minimum, a nominee must possess integrity, skill, leadership ability, financial sophistication, and capacity to help guide us. Nominees should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experiences. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to responsibly perform all director duties. In addition, the Nominating and Corporate Governance Committee considers all applicable statutory and regulatory requirements and the requirements of any exchange upon which our common stock is listed or to which it may apply in the foreseeable future.

Evaluation of Director Nominees. The Nominating and Corporate Governance Committee will typically employ a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current directors, stockholders, or other companies or persons. The Nominating and Corporate Governance Committee does not evaluate director candidates recommended by stockholders differently than director candidates recommended by other sources. Director candidates may be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee our businesses. In evaluating director nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience, and capability on the Board. In connection with this evaluation, the Audit and Executive Oversight Committee will make a determination of whether to interview a prospective nominee based upon the Board’s level of interest. If warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and any appropriate interviews, the Nominating and Corporate Governance Committee will recommend the director nominees after consideration of all its directors’ input. The director nominees are then selected by a majority of the independent directors on the Board, meeting in executive session and considering the Nominating and Corporate Governance Committee’s recommendations.

The Nominating and Corporate Governance Committee did not hold any meetings during the fiscal year 2021. The members of the Nominating and Corporate Governance Committee are Messrs. Radke (Chair) and Mr. Langelier.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence standards set forth in Rule 10A-3 promulgated under the Exchange Act and the independence standards set forth in the New York Stock Exchange.

The Nominating and Corporate Governance Committee operates under a written charter that is reviewed annually.

Stockholder and Interested Party Communications with Directors

We provide the opportunity for our stockholders and other interested parties to communicate with any member, or all members, of our Board of Directors by mail. To communicate with our Board of Directors, correspondence should be addressed to our Board of Directors or any one or more individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the following address:

The Board of Directors of Cryomass Technologies Inc

c/o Dr. Delon Human, Chairman of the Board

1001 Bannock Street, Suite 612, Denver, CO 80204

All communications received as described above will be opened by our Secretary for the sole purpose of determining whether the contents constitute a communication to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the director or directors to whom it is addressed. In the case of communications to our Board of Directors or to any group of directors, our Secretary will make sufficient copies of the contents to send to each addressee.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

During the fiscal year ended December 31, 2019, the Company and its officers, directors and 10% shareholders (“Reporting Persons”) were not subject to the insider trading reports under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”). On March 23, 2020 the Company became a reporting company under the Exchange Act and from that date Reporting Persons will be responsible for such filings. At time of filing, all such reports that should have been filed have been filed.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics that applies to all employees including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics is designed to deter wrongdoing and promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (v) accountability for adherence to the code. Our Code of Ethics is available on our website at cryomass.com.

Legal Proceedings

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any events requiring disclosure under Item 401(f) of Regulation S-K, except as follows:

EXECUTIVE OFFICERS COMPENSATION

The following table sets forth, for the years indicated, all compensation paid, distributed or earned for services, including salary and bonus amounts, rendered in all capacities by the Company’s named executive officers during the years ended December 31, 2021 and December 31, 2020. The information contained below represents compensation earned by the Company’s officers for their work related to the Company:

Name and Position	Year	Salary ($)	Share-based awards ($)	Option-based awards ($)	Total compensation ($)
Christian Noel, Chief Executive Officer	2021 2020	240,000 -	981,000 -	- -	1,221,000 -

Christopher Hansen, Chief Executive Officer	2021 2020	75,000 155,500	70,000 201,040	- -	145,000 356,540

Michael Saxon, Chief Executive Officer	2021 2020	- 456,800	- -	- -	- 456,800

Philip Mullin, Chief Financial Officer	2021 2020	264,000 240,000	54,000 82,559	- 317,447	318,000 640,006

Patricia Kovacevic, General Counsel & Head of External Affairs	2021 2020	230,083 159,600	13,500 17,800	258,003 -	501,586 177,400

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information regarding the incentive plan awards for each named executive officer outstanding as of December 31, 2021:

Outstanding Share Awards and Option Awards as of December 31, 2021

	Option-based Awards(1)			Share-based Awards
Name and Position	Number of securities underlying unexercised options (#)	Option exercise price ($)	Value of unexercised in-the-money options as at December 31, 2021	Number of shares or units of shares that have not vested	Market or payout value of share awards that have not vested
Christian Noel, Chief Executive Officer	N/A	N/A	N/A	N/A	N/A
Christopher Hansen, Chief Executive Officer	N/A	N/A	N/A	N/A	N/A
Philip Mullin, Chief Financial Officer	2,000,000	0.16	220,000	-	-
Patricia Kovacevic, General Counsel & Head of External Affairs	1,000,000	0.29	-	-	-

The following table provides information regarding the value vested or earned on incentive plan awards during the year ended December 31, 2021:

Incentive Plan Awards – Value Vested or Earned During the Year

Name and Position	Option-based awards - Value vested during the year(1) ($)	Share-based awards - Value vested during the year ($)
Christian Noel, Chief Executive Officer	N/A	900,000
Christopher Hansen, Chief Executive Officer	N/A	70,000
Philip Mullin, Chief Financial Officer	N/A	N/A
Patricia Kovacevic, General Counsel & Head of External Affairs	258,003	N/A

Re-pricing of Options

We did not re-price any options previously granted to our executive officers during the fiscal years ended December 31, 2021 and 2020.

DIRECTOR COMPENSATION

Director Compensation

The general policy of the Board is that compensation for independent directors should be a fair mix between cash and equity-based compensation. Additionally, the Company reimburses directors for reasonable expenses incurred during the course of their performance. There are no long-term incentive or medical reimbursement plans. the Company does not pay directors, who are part of management, for Board service in addition to their regular employee compensation. The Board determines the amount of director compensation. The board may appoint a compensation committee to take on this role.

Director Compensation Table

The following table provides information regarding compensation paid to the Company’s directors (other than a director who was a named executive officer) during the year ended December 31, 2021:

Name	Fees earned ($)	Share-based awards ($)	Option-based awards ($)	Total ($)
Dr. Delon Human	$84,546	$-	$-	$84,546
Mario Gobbo	40,000	-	-	40,000
Mark Radke	40,000	-	-	40,000
Carlos Hernández	6,556	-	-	6,556
Gary Artmont	7,667	32,254	-	39,921

2019 Omnibus Stock Incentive Plan

The Company adopted its 2019 Omnibus Stock Incentive Plan (the “2019 Plan”), which provides for the issuance of stock options, stock grants and RSUs to employees, directors and consultants. The primary purpose of the 2019 Plan is to enhance the ability to attract, motivate, and retain the services of qualified employees, officers and directors. Any RSUs or stock options granted under the 2019 Plan will be at the discretion of the Compensation Committee of the Board of Directors. For the year ended December 31, 2021, the total stock compensation expense was $2,653,271 and consisted of $1,685,066 related to RSUs and $968,205 related to stock options. Expenses for stock-based compensation is included on the accompanying consolidated statements of operations in general and administrative expense. No cash was used to settle equity instruments granted under share-based payment arrangements.

2022 Stock Incentive plan

General

The board of directors of the Company have adopted the 2022 Stock Incentive Plan (Incentive Plan), subject to the approval of the Incentive Plan by the Company’s stockholders. The purpose of the Incentive Plan is to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified individuals to perform services, to provide incentive compensation for such individuals in a form that is linked to the growth and profitability of the Company and increases in stockholder value, and to provide opportunities for equity participation that align the interests of recipients with those of its stockholders.

The Incentive Plan will permit the board of directors of the Company, or a committee or subcommittee thereof, to grant to eligible employees, non-employee directors and consultants of the Company and its subsidiaries non-statutory and incentive stock options, stock appreciation rights (SARs), restricted stock awards, restricted stock units (RSUs), deferred stock units, performance awards, non-employee director awards, and other stock-based awards. Subject to adjustment, the maximum number of shares of Common Stock to be authorized for issuance under the Incentive Plan is 15.2% of the outstanding shares of Common Stock.

The Incentive Plan was approved by a majority vote of shareholders on January 10, 2022.

Summary of the Incentive Plan

The following is a summary of the principal features of the Incentive Plan. The summary is qualified in its entirety by reference to the full text of the Incentive Plan, which is set forth in Exhibit 10.6.

Purpose

The purpose of the Incentive Plan is to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified individuals to perform services, to provide incentive compensation for such individuals in a form that is linked to the growth and profitability of the Company and increases in stockholder value, and to provide opportunities for equity participation that align the interests of recipients with those of its stockholders.

Administration

The board of directors of the Company will administer the Incentive Plan. The board has the authority under the Incentive Plan to delegate plan administration to a committee of the board or a subcommittee thereof. The board of directors of the Company or the committee of the board to which administration of the Incentive Plan has been delegated is referred to as the Committee. Subject to certain limitations, the Committee will have broad authority under the terms of the Incentive Plan to take certain actions under the plan.

To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers of the Company such administrative duties or powers, as it may deem advisable. The Committee may authorize one or more directors or officers of the Company to designate employees, other than officers, non-employee directors, or 10% stockholders of the Company, to receive awards under the Incentive Plan and determine the size of any such awards, subject to certain limitations.

No Re-pricing

The Committee may not, without prior approval of the the Company stockholders, effect any re-pricing of any previously granted “underwater” option or SAR by: (i) amending or modifying the terms of the option or SAR to lower the exercise price or grant price; (ii) cancelling the underwater option or SAR in exchange for (A) cash; (B) replacement options or SARs having a lower exercise price or grant price; or (C) other awards; or (iii) repurchasing the underwater options or SARs and granting new awards under the Incentive Plan. An option or SAR will be deemed to be “underwater” at any time when the fair market value of Common Stock is less than the exercise price of the option or the grant price of the SAR.

Stock Subject to the Incentive Plan

Subject to adjustment (as described below), the maximum number of shares of Common Stock authorized for issuance under the Incentive Plan is 30,000,000 shares.

Shares that are issued under the Incentive Plan or that are subject to outstanding awards will be applied to reduce the maximum number of shares remaining available for issuance under the Incentive Plan only to the extent they are used; provided, however, that the full number of shares subject to a stock-settled SAR or other stock-based award will be counted against the shares authorized for issuance under the Incentive Plan, regardless of the number of shares actually issued upon settlement of such SAR or other stock-based award. Any shares withheld to satisfy tax withholding obligations on awards issued under the Incentive Plan, any shares withheld to pay the exercise price or grant price of awards under the Incentive Plan and any shares not issued or delivered as a result of the “net exercise” of an outstanding option or settlement of a SAR in shares will not be counted against the shares authorized for issuance under the Incentive Plan and will be available again for grant under the Incentive Plan. Shares subject to awards settled in cash will again be available for issuance pursuant to awards granted under the Incentive Plan. Any shares related to awards granted under the Incentive Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares will be available again for grant under the Incentive Plan. Any shares repurchased by the Company on the open market using the proceeds from the exercise of an award will not increase the number of shares available for future grant of awards. To the extent permitted by applicable law, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or a subsidiary or otherwise will not be counted against shares available for issuance pursuant to the Incentive Plan. The shares available for issuance under the Incentive Plan may be authorized and unissued shares or treasury shares.

Adjustments

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or other similar change in the corporate structure or shares of Common Stock, the Committee will make the appropriate adjustment or substitution. These adjustments or substitutions may be to the number and kind of securities and property that may be available for issuance under the Incentive Plan. In order to prevent dilution or enlargement of the rights of participants, the Committee may also adjust the number, kind, and exercise price or grant price of securities or other property subject to outstanding awards.

Eligible Participants

Awards may be granted to employees, non-employee directors and consultants of the Company or any of its subsidiaries. A “consultant” for purposes of the Incentive Plan is one who renders services to the Company or its subsidiaries that are not in connection with the offer and sale of its securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for its securities.

Types of Awards

The Incentive Plan will permit the Company to grant non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, performance awards, non-employee director awards and other stock-based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Stock Options. Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The Incentive Plan permits the grant of both non-statutory and incentive stock options. Incentive stock options may be granted solely to eligible employees of the Company or its subsidiary. Each stock option granted under the Incentive Plan must be evidenced by an award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions. The exercise price of each stock option granted under the Incentive Plan must be at least 100% of the fair market value of a share of Common Stock as of the date the award is granted to a participant. Fair market value under the plan means, unless otherwise determined by the Committee, the closing sale price of Common Stock, as reported on the Nasdaq Stock Market, on the grant date. The Committee will fix the terms and conditions of each stock option, subject to certain restrictions, such as a ten-year maximum term.

Stock Appreciation Rights. A stock appreciation right, or SAR, is a right granted to receive payment of cash, stock or a combination of both, equal to the excess of the fair market value of shares of Common Stock on the exercise date over the grant price of such shares. Each SAR granted must be evidenced by an award agreement that specifies the grant price, the term, and such other provisions as the Committee may determine. The grant price of a SAR must be at least 100% of the fair market value of Common Stock on the date of grant. The Committee will fix the term of each SAR, but SARs granted under the Incentive Plan will not be exercisable more than 10 years after the date the SAR is granted.

Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units. Restricted stock awards, restricted stock units, or RSUs, and/or deferred stock units may be granted under the Incentive Plan. A restricted stock award is an award of Common Stock that is subject to restrictions on transfer and risk of forfeiture upon certain events, typically including termination of service. RSUs or deferred stock units are similar to restricted stock awards except that no shares are actually awarded to the participant on the grant date. Deferred stock units permit the holder to receive shares of Common Stock or the equivalent value in cash or other property at a future time as determined by the Committee. The Committee will determine, and set forth in an award agreement, the period of restriction, the number of shares of restricted stock awards or the number of RSUs or deferred stock units granted, the time of payment for deferred stock units and other such conditions or restrictions.

Performance Awards. Performance awards, in the form of cash, shares of Common Stock, other awards or a combination of both, may be granted under the Incentive Plan in such amounts and upon such terms as the Committee may determine. The Committee shall determine, and set forth in an award agreement, the amount of cash and/or number of shares or other awards, the performance goals, the performance periods and other terms and conditions. The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the amount of cash and/or number of shares or other awards earned by the participant.

Non-Employee Director Awards. The Committee at any time and from time to time may approve resolutions providing for the automatic grant to non-employee directors of non-statutory stock options or SARs. The Committee may also at any time and from time-to-time grant on a discretionary basis to non-employee directors non-statutory stock options or SARs. In either case, any such awards may be granted singly, in combination, or in tandem, and may be granted pursuant to such terms, conditions and limitations as the Committee may establish in its sole discretion consistent with the provisions of the Incentive Plan. The Committee may permit non-employee directors to elect to receive all or any portion of their annual retainers, meeting fees or other fees in restricted stock, RSUs, deferred stock units or other stock-based awards in lieu of cash. Under the Incentive Plan the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $250,000 (increased to $350,000 with respect to any director serving as Chairman of the Board or Lead Independent Director or in the fiscal year of a director’s initial service as a director).

Other Stock-Based Awards. Consistent with the terms of the plan, other stock-based awards may be granted to participants in such amounts and upon such terms as the Committee may determine.

Dividend Equivalents. With the exception of stock options, SARs and unvested performance awards, awards under the Incentive Plan may, in the Committee’s discretion, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such award had such shares been issued and outstanding on the dividend payment date. However, no dividends or dividend equivalents may be paid on unvested awards. Such dividend equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as determined by the Committee.

Termination of Employment or Other Service

The Incentive Plan provides for certain default rules in the event of a termination of a participant’s employment or other service. These default rules may be modified in an award agreement or an individual agreement between the Company and a participant. If a participant’s employment or other service with the Company is terminated for cause, then all outstanding awards held by such participant will be terminated and forfeited. In the event a participant’s employment or other service with the Company is terminated by reason of death, disability or retirement, then:

●	All outstanding stock options (excluding non-employee director options in the case of retirement) and SARs held by the participant will, to the extent exercisable, remain exercisable for a period of one year after such termination, but not later than the date the stock options or SARs expire;

●	All outstanding stock options and SARs that are not exercisable and all outstanding restricted stock will be terminated and forfeited; and

●	All outstanding unvested RSUs, performance awards and other stock-based awards held by the participant will terminate and be forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with the Company or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

In the event a participant’s employment or other service with the Company is terminated by reason other than for cause, death, disability or retirement, then:

●	All outstanding stock options (including non-employee director options) and SARs held by the participant that then are exercisable will remain exercisable for three months after the date of such termination, but will not be exercisable later than the date the stock options or SARs expire;

●	All outstanding restricted stock will be terminated and forfeited; and

●	All outstanding unvested RSUs, performance awards and other stock-based awards will be terminated and forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with the Company or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

Modification of Rights upon Termination

Upon a participant’s termination of employment or other service with the Company or any subsidiary, the Committee may, in its sole discretion (which may be exercised at any time on or after the grant date, including following such termination) cause stock options or SARs (or any part thereof) held by such participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock, RSUs, deferred stock units, performance awards, non-employee director awards and other stock-based awards held by such participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no stock option or SAR may remain exercisable beyond its expiration date any such action by the Committee adversely affecting any outstanding award will not be effective without the consent of the affected participant, except to the extent the Committee is authorized by the Incentive Plan to take such action.

Forfeiture and Recoupment

If a participant is determined by the Committee to have taken any action while providing services to the Company or within one year after termination of such services, that would constitute “cause” or an “adverse action,” as such terms are defined in the Incentive Plan, all rights of the participant under the Incentive Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited. The Committee has the authority to rescind the exercise, vesting, issuance or payment in respect of any awards of the participant that were exercised, vested, issued or paid, and require the participant to pay to the Company, within 10 days of receipt of notice, any amount received or the amount gained as a result of any such rescinded exercise, vesting, issuance or payment. the Company may defer the exercise of any stock option or SAR for up to six months after receipt of notice of exercise in order for the Board to determine whether “cause” or “adverse action” exists. The Company is entitled to withhold and deduct future wages or make other arrangements to collect any amount due.

In addition, if the Company is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the Company for the amount of any award received by such individual under the Incentive Plan during the 12 month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement. The Company also may seek to recover any award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture or recoupment provision required by applicable law or under the requirements of any stock exchange or market upon which Common Stock is then listed or traded or any policy adopted by the Company.

Effect of Change in Control

Generally, a change in control will mean:

●	The acquisition, other than from the Company, by any individual, entity or group of beneficial ownership of 50% or more of the then outstanding shares of Common Stock;

●	The consummation of a reorganization, merger or consolidation of the Company with respect to which all or substantially all of the individuals or entities who were the beneficial owners of Common Stock immediately prior to the transaction do not, following the transaction, beneficially own more than 50% of the outstanding shares of common stock and voting securities of the corporation resulting from the transaction; or

●	A complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Subject to the terms of the applicable award agreement or an individual agreement between the Company and a participant, upon a change in control, the Committee may, in its discretion, determine whether some or all outstanding options and SARs shall become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding restricted stock awards and RSUs shall lapse in full or in part and whether the performance measures applicable to some or all outstanding awards shall be deemed to be satisfied. The Committee may further require that shares of stock of the corporation resulting from such a change in control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to the Company by the holder, to be immediately cancelled by the Company, in exchange for a cash payment, shares of capital stock of the corporation resulting from or succeeding the Company or a combination of both cash and such shares of stock.

Term, Termination and Amendment

Unless sooner terminated by the Board, the Incentive Plan will terminate at midnight on the day before the ten year anniversary of its effective date. No award will be granted after termination of the Incentive Plan, but awards outstanding upon termination of the Incentive Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Incentive Plan.

Subject to certain exceptions, the Board has the authority to suspend or terminate the Incentive Plan or terminate any outstanding award agreement and the Board has the authority to amend the Incentive Plan or amend or modify the terms of any outstanding award at any time and from time to time. No amendments to the Incentive Plan will be effective without approval of the Company’ stockholders if: (a) stockholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange on which Common Stock is then traded, applicable U.S. state and federal laws or regulations and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Incentive Plan; or (b) such amendment would: (i) materially increase benefits accruing to participants; (ii) modify the re-pricing provisions of the Incentive Plan; (iii) increase the aggregate number of shares of Common Stock issued or issuable under the Incentive Plan; (iv) increase any limitation set forth in the Incentive Plan on the number of shares of Common Stock which may be issued or the aggregate value of awards which may be made, in respect of any type of award to any single participant during any specified period; (v) modify the eligibility requirements for participants in the Incentive Plan; or (vi) reduce the minimum exercise price or grant price as set forth in the Incentive Plan. No termination, suspension or amendment of the Incentive Plan or an award agreement shall adversely affect any award previously granted under the Incentive Plan without the written consent of the participant holding such award.

Federal Income Tax Information

The following is a general summary, as of the date of this prospectus/proxy statement, of the federal income tax consequences to participants and the Company of transactions under the Incentive Plan. This summary is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Incentive Plan, as the consequences may vary with the types of grants made, the identity of the participant and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Incentive Plan.

Tax Consequences of Awards

Incentive Stock Options. With respect to incentive stock options, generally, the participant is not taxed, and the Company is not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the Code continue to be met. If the participant meets the employment requirements and does not dispose of the shares of Common Stock acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the shares of Common Stock are disposed of before those periods expire, which is called a disqualifying disposition, the participant will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of Common Stock on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, the Company will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

Non-Statutory Stock Options. The grant of a stock option that does not qualify for treatment as an incentive stock option, which is generally referred to as a non-statutory stock option, is generally not a taxable event for the participant. Upon exercise of the stock option, the participant will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of Common Stock acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and the Company will be entitled to a deduction in an equal amount in the same tax year, assuming that a deduction is allowed under Section 162(m) of the Code. At the time of a subsequent sale or disposition of shares obtained upon exercise of a non-statutory stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.

SARs. The grant of an SAR will not cause the participant to recognize ordinary income or entitle the Company to a deduction for federal income tax purposes. Upon the exercise of an SAR, the participant will recognize ordinary income in the amount of the cash or the value of shares payable to the participant (before reduction for any withholding taxes), and the Company will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

Restricted Stock, RSUs, Deferred Stock Units and Other Stock-Based Awards. The federal income tax consequences with respect to restricted stock, RSUs, deferred stock units, performance shares and performance stock units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if an award of stock granted to the participant is subject to a “substantial risk of forfeiture” (e.g., the award is conditioned upon the future performance of substantial services by the participant) and is nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the stock on such date over the participant’s cost for such stock (if any), and the same amount is deductible by the Company, assuming that a deduction is allowed under Section 162(m) of the Code. Under certain circumstances, the participant, by making an election under Section 83(b) of the Code, can accelerate federal income tax recognition with respect to an award of stock that is subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and the Company’ deduction, assuming that a deduction is allowed under Section 162(m) of the Code, will be measured and timed as of the grant date of the award. If the stock award granted to the participant is not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the award to the extent of the excess of the fair market value of the stock at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. If a stock unit award or other stock-based award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives the stock free of any substantial risk of forfeiture (or receives cash in lieu of such stock) and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by the Company, assuming that a deduction is allowed under Section 162(m) of the Code.

Withholding Obligations

The Company is entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the participant to pay to the Company, an amount necessary for it to satisfy the participant’s federal, state or local tax withholding obligations with respect to awards granted under the Incentive Plan. Withholding for taxes may be calculated based on the maximum applicable tax rate for the participant’s jurisdiction or such other rate that will not trigger a negative accounting impact on the Company. The Committee may permit a participant to satisfy a tax withholding obligation by withholding shares of Common Stock underlying an award, tendering previously acquired shares, delivery of a broker exercise notice or a combination of these methods.

Code Section 409A

A participant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time a grant becomes vested, plus an interest penalty tax, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Code Section 162(m)

Pursuant to Section 162(m) of the Code, the annual compensation paid to an individual who is a “covered employee” is not deductible by the Company to the extent it exceeds $1 million. The Tax Cut and Jobs Act, signed into law on December 22, 2017, amended Section 162(m), effective for tax years beginning after December 31, 2017, (i) to expand the definition of a “covered employee” to include any person who was the Chief Executive Officer or the Chief Financial Officer at any time during the year and the three most highly compensated officers (other than the Chief Executive Officer or the Chief Financial Officer) who were employed at any time during the year whether or not the compensation is reported in the Summary Compensation Table included in the proxy statement for the Company’ Annual Meeting; (ii) to treat any individual who is considered a covered employee at any time during a tax year beginning after December 31, 2016 as remaining a covered employee permanently; and (iii) to eliminate the performance-based compensation exception to the $1 million deduction limit.

Excise Tax on Parachute Payments

Unless otherwise provided in a separate agreement between a participant and the Company, if, with respect to a participant, the acceleration of the vesting of an award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from the Company, would constitute a “parachute payment” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the Code, the Company will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code.

New Plan Benefits

It is not presently possible to determine the benefits or amounts that will be received by or allocated to participants under the Incentive Plan or would have been received by or allocated to participants for the last completed fiscal year if the Incentive Plan had then been in effect because awards under the Incentive Plan will be made at the discretion of the Committee.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Annual Meeting. Abstentions and broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

Incentive Plan Awards

The following table provides information regarding the incentive plan awards for each director (other than a director who was a named executive officer) outstanding as of December 31, 2020:

Outstanding Share Awards and Options Awards

	Option-based Awards(1)			Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Value of unexercised in-the-money options as at December 31, 2021	Number of shares or units of shares that have not vested	Market or payout value of share awards that have not vested
Dr. Delon Human	1,500,000	0.16	62,400	400,000	108,000
Mario Gobbo	N/A	N/A	N/A	400,000	108,000
Mark Radke	N/A	N/A	N/A	400,000	108,000

Directors and Officers Liability Insurance

As of December 31, 2021, the Corporation maintained $1,000,000 of group liability insurance for the protection of the directors and officers of the Corporation. In the fiscal year ended December 31, 2020, the Corporation paid an annual premium of $272,500 for such policy.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options, restricted share units and deferred share units may be granted at the discretion of the Board or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our Company during the last two fiscal years, is or has been indebted to our Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Termination Benefits

We do not have agreements with any named executives that would result in payments to them solely upon a change in control of Cryomass Technologies Inc. However, under the employment and severance agreements with named executives, three named executives would be entitled to severance benefits upon termination of employment under certain circumstances. Further, our Compensation Committee retains discretion to provide additional benefits to senior executives upon termination or resignation if it determines the circumstances so warrant.

As of the date hereof, Ms. Patricia Kovacevic’s employment agreement provides that Ms. Kovacevic shall receive continued payments from the Company in the event of disability, death, termination for any reason or no reason except for cause (including resignation) of the named executive officer with the Company, for the duration of the term of the respective employment agreement, and shall be given credit under any RSU agreement as if she remained employed with the Company for the term of the employment agreement for the purposes of vesting thereunder.

As of the date hereof, Mr. Philip Blair Mullin’s employment agreement provides that Mr.Mullin shall receive certain payments from the Company in the event of disability, death, termination for other than for cause of the named executive officer with the Company, for the duration of the term of the respective employment agreement, and shall be given credit under any RSU agreement as if he remained employed with the Company for the term of the employment agreement for the purposes of vesting thereunder.

As of the date hereof, Mr. Christian Noel’s employment agreements provides that Mr. Noel shall receive certain payments from the Company in the event of disability, death, termination for other than for cause of the named executive officer with the Company, for the duration of the term of the respective employment agreement, and shall be given credit under any RSU agreement as if he remained employed with the Company for the term of the employment agreement for the purposes of vesting thereunder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 2, 2022, the amount of each class of our common stock beneficially owned (unless otherwise indicated) by (i) any person who is known by us to be the beneficial owner of more than five percent of the outstanding shares of such class, (ii) our directors, (iii) our executive officers, and (iv) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percentage of Class (2)
Alexander Massa	47,205,000	(3)	23.6
9318-2582 Quebec Inc	12,550,000	(4)	6.3
8000 boul Langelier #407
Montreal, Quebec HIP 3K2
Steve Cimini	12,500,000	(9)	6.2
Christian Noël	8,505,529	(5)	4.2
Delon Human	3,420,000	(6)	1.7
Philip Mullin	2,622,000	(7)	1.3
Patricia Kovacevic	1,250,000	(8)	0.6
Mario Gobbo	400,000		0.2
Mark Radke	400,000		0.2
Simon Langelier	400,000		0.2
All directors and officers as a group (7 persons)	16,997,528		8.5

(1)	Unless otherwise indicated, the address of the beneficial owner is c/o the Company, 1001 Bannock Street, Suite 612, Denver, CO 80204.

(2)	Based on 200,435,331 shares outstanding.

(3)	Alexander Massa has voting and investment control over 22,500,000 shares and exercisable warrants to purchase 22,500,00 shares held by CRYM Co-Invest, LP, 602,500 shares and 500,000 exercisable warrants to purchase shares held by Ham Senior Inc., and 602,500 shares and exercisable warrants to purchase 500,000 shares held by Hungry Asset Monster Inc. The address for CRYM Co-Invest, LP is One World Trade Center, Suite 83G, New York, NY 10007 and the address for Ham Senior Inc. and Hungry Asset Monster Inc. is 50 North Laura Street, Jacksonville, FL 32202.

(4)	Patrick Varin has voting and investment control over 6,275,000 shares and exercisable warrants to purchase 6,275,000 shares held by 9318-2582 Quebec Inc.

(5)	Mr. Noël is beneficial owner of 760,000 shares and exercisable warrants to purchase 760,000 shares held by Trichome Capital Inc. and exercisable warrants to purchase 250,000 shares.

(6)	Dr. Human is the beneficial holder of fully-vested stock options to purchase 1,500,000 shares, exercisable at $0.16 per share, expiring in 2030, and is the beneficial owner of 760,000 shares and exercisable warrants to purchase 760,000 shares held by Health Diplomats Pte Ltd.

(7)	Mr. Mullin is the beneficial holder of fully-vested stock options to purchase 2,000,000 shares, exercisable at $0.16 per share, expiring in 2030.

(8)	Ms. Kovacevic is the beneficial holder of fully-vested stock options to purchase 1,000,000 shares, exercisable at $0.29 per share, expiring in 2031.

(9)	Mr. Cimini has dispositive control of 10,000,000 common shares held by Cryocann USA Crop, warrants exercisable at $0.40 per share to purchase 250,000 shares, expiring in 2024, and fully-vested stock options exercisable at $0.18 per share to purchase 2,000,000 shares, expiring in 2031.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our officers, and certain beneficial owners, or, collectively, reporting persons, to file reports of the Company holdings and transactions in our shares of common stock with the Commission. To our knowledge, based solely on review of copies of such reports, as of the date of filing, all of such reporting persons complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Review, Approval or other transactions, transactions with family members – loans, debt conversion, private placement, ratification of transactions with related persons

We have adopted a code of ethics and we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company. During the year-ended December 31, 2021, the Board reviewed and approved a loan to the Company made by Christian Noel, its CEO. There were no other such transactions or requests for review during the fiscal years ended December 31, 2020 and December 31, 2021.

LEGAL PROCEEDINGS

Legal proceedings covering a dispute arising from a past employment agreements is pending against the Company’s principal business partner, CMI. In Gaudio v. Critical Mass Industries, LLC et al, CMI’s motion to set aside a default judgment was granted April 26, 2021. It is possible that there could be adverse developments in the Gaudio case. An unfavorable outcome or settlement of pending litigation would have a significant impact on our ability to collect receivables from CMI, to complete any of the pending transactions involving our Colorado assets and agreements and could encourage the commencement of additional litigation against CMI or the Company. We and our subsidiaries will record provisions in the consolidated financial statements for pending litigation when we determine that an unfavorable outcome is probable and the amount of the loss can be reasonably estimated. At the present time, while it is reasonably possible that an unfavorable outcome in the Gaudio case may occur, (i) management is unable to estimate the possible loss or range of loss that our Company would undergo that could result from an unfavorable outcome or settlement in Gaudio; and (iii) accordingly, management has not provided any amounts in the consolidated financial statements for an unfavorable outcome in this case, if applicable. Any applicable legal advice costs are expensed as incurred.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Financial Statements included in this Prospectus and in the registration statement have been audited by BF Borgers CPA PC and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the Common Shares hereby will be passed upon for us by J.P. Galda & Co., 40 East Montgomery Avenue, LTW 220 Ardmore, PA 19003. Joseph P. Galda, the principal of J.P. Galda & Co., is the beneficial owner of 430,000 common shares of the Company.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table shows the fees paid or accrued by us for the audit and other services provided for the fiscal periods shown.

	2021	2020
Haynie & Company:
Audit and Non-Audit Fees
Audit fees	$-	$5,000
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$-	$5,000

Marcum:
Audit and Non-Audit Fees
Audit fees	$-	$77,086
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$-	$77,086

Borgers:
Audit and Non-Audit Fees
Audit fees	$274,000	$566,200
Audit-related fees	54,000	-
Tax fees	-	-
All other fees	-	-
Total	$328,000	$566,200

The Audit Committee pre-approves all audit and non-audit services to be performed by the independent registered public accounting firm in accordance with the rules and regulations promulgated under the Exchange Act. The Board pre-approved 100% of the audit, audit-related and tax services performed by the independent registered public accounting firm for the fiscal years ended December 31, 2021 and 2020. The percentage of hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employee was 0%.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada law allows a corporation to indemnify its directors, officers, employees and agents against all reasonable expenses (including attorneys’ fees and amounts paid in settlement) and, provided that such individual, or indemnitee, acted in good faith and for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had reasonable grounds to believe his or her conduct was lawful. Nevada law authorizes a corporation to indemnify its directors, officers, employees and agents against all reasonable expenses including amounts paid in settlement and attorneys’ fees in connection with a lawsuit by or in the right of the corporation to procure a judgment in its favor if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be paid as to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless it is determined by the court making such adjudication of liability that, despite such finding, such person is fairly and reasonably entitled for such expenses deemed proper.

Nevada law also provides for discretionary indemnification made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either:

(i)	by the shareholders;

(ii)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding;

(iii)	if a majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(iv)	if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the actions, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

FINANCIAL STATEMENTS

Our audited financial statements as of and for the fiscal years ended December 31, 2021 and December 31, 2020.

CRYOMASS TECHNOLOGIES INC

(f/k/a Andina Gold Corp.)

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

(EXPRESSED IN UNITED STATES DOLLARS)

CRYOMASS TECHNOLOGIES INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Cryomass Technologies Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cryomass Technologies Inc. (the “Company”) as of December 31, 2021 and 2020 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the two years in the period ended December 31, 2021, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the two years in the period ended December 31, 2021 and 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/S BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2020

Lakewood, CO

March 28, 2022

CRYOMASS TECHNOLOGIES INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$5,772,839	$329,839
Accounts receivable, net	-	540,000
Prepaid expenses	757,383	60,475
Assets held for sale, current	-	6,867,840
Total current assets	6,530,222	7,798,154

Loan receivable	3,600,000	-
Property and equipment, net	225,000	-
Goodwill	1,190,000	-
Intangible assets, net	4,038,600	-
Total assets	$15,583,822	$7,798,154

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,881,648	$2,248,235
Loans payable	-	412,560
Taxes payable	771	771
Liabilities held for sale, current	-	1,464,285
Total current liabilities	1,882,419	4,125,851
Notes payable	177,083	52,083
Deferred tax liability	-	14,926
Total liabilities	2,059,502	4,192,860

Commitments and contingencies (Note 15)

Shareholders’ equity:
Preferred stock, $0.001 par value, 100,000 shares authorized, no shares issued and outstanding respectively	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 196,949,801 and 97,005,817 shares issued and outstanding at December 31, 2021 and 2020, respectively	196,950	97,006
Additional paid-in capital	41,916,207	19,138,947
Common stock to be issued	-	98,535
Accumulated deficit	(28,588,837)	(15,729,194)
Total shareholders’ equity	13,524,320	3,605,294
Total liabilities and shareholders’ equity	$15,583,822	$7,798,154

The accompanying notes are an integral part of these consolidated financial statements.

CRYOMASS TECHNOLOGIES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2021	2020
Net sales	$-	$781,455
Cost of goods sold, inclusive of provision for inventory loss of $0 and $400,787 for the years ended December 31, 2021 and 2020, respectively	-	744,279
Gross profit	-	37,176

Operating expenses:
Personnel costs	3,207,110	2,473,730
Sales and marketing	44,095	14,854
General and administrative	3,939,131	2,338,599
Legal and professional fees	757,828	1,744,834
Research and development	43,663	-
Total operating expenses	7,991,827	6,572,017
Loss from operations	(7,991,827)	(6,534,841)

Other income (expenses):
Interest expense	(2,189,959)	(236,912)
Gain / (loss) on foreign exchange	47,144	(88,690)
Total other expenses	(2,142,815)	(325,602)
Net loss from continuing operations, before taxes	(10,134,642)	(6,860,443)
Income taxes	-	-
Net loss from continuing operations	(10,134,642)	(6,860,443)
Net gain / (loss) from discontinued operations, net of tax (including loss on disposal of $3,021,724)	(2,725,001)	(4,955,464)
Net loss	$(12,859,643)	$(11,815,907)

Comprehensive loss from discontinued operations	-	-
Comprehensive loss	$(12,859,643)	$(11,815,907)

Net loss per common share:
Loss from continuing operations - basic and diluted	$(0.06)	$(0.07)

Gain / (loss) from discontinued operations - basic and diluted	$(0.02)	$(0.05)

Loss per common share - basic and diluted	$(0.08)	$(0.12)

Weighted average common shares outstanding—basic and diluted	157,509,715	99,863,059

The accompanying notes are an integral part of these consolidated financial statements.

CRYOMASS TECHNOLOGIES INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common Stock		Additional Paid-In	Common Stock to be	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Issued	Deficit	Equity
Balance at December 31, 2019 (Revised)	106,216,708	$106,216	$16,894,103	$-	$(3,913,287)	$13,087,032

Issuance of common stock pursuant to separation agreement	1,175,549	$1,176	$148,824	$-	$-	$150,000

Issuance of common stock pursuant to accelerated vesting of RSU’s	600,000	600	162,440	-	-	163,040

Stock-based compensation - shares	757,895	758	570,954	-	-	571,712

Stock-based compensation - options	-	-	555,532	-	-	555,532

Share cancellations	(15,350,000)	(15,350)	15,350	-	-	-

Share issuance from sale of common stock	3,605,665	3,606	541,744	-	-	545,350

Common stock to be issued	-	-	-	98,535	-	98,535

Beneficial Conversion Feature of Note Payable	-	-	250,000	-	-	250,000

Net loss	-	-	-	-	(11,815,907)	(11,815,907)

Balance at December 31, 2020	97,005,817	$97,006	$19,138,947	$98,535	$(15,729,194)	$3,605,294

Share issuance from sale of common stock	53,191,819	53,192	9,556,368	(98,535)	-	9,511,025

Share issuance related to CryoCann asset purchase	10,000,000	10,000	1,794,500	-	-	1,804,500

Share issuance pursuant to employment agreements	6,701,586	6,702	894,000	-	-	900,702

Share issuance in exchange for extinguishment of debt	27,121,119	27,095	5,381,308	-	-	5,408,403

Share issuance in exchange for services	2,837,333	2,837	965,175	-	-	968,012

Share issuance for interest on note payable	92,127	118	49,823	-	-	49,941

Stock-based compensation - shares	-	-	784,364	-	-	784,364

Stock-based compensation - options	-	-	968,205	-	-	968,205

Beneficial Conversion Feature of Note Payable	-	-	515,763	-	-	515,763

Fair value of warrants issued	-	-	1,867,754	-	-	1,867,754

Net loss	-	-	-	-	(12,859,643)	(12,859,643)

Balance at December 31, 2021	196,949,801	$196,950	$41,916,207	$-	$(28,588,837)	$13,524,320

The accompanying notes are an integral part of these consolidated financial statements.

CRYOMASS TECHNOLOGIES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,134,642)	$(6,860,443)
Adjustments to reconcile net loss to net cash used in operating activities from continuing operations:
Amortization of debt discount	1,547,181	52,083
Depreciation and amortization expense	43,663	-
Bad debt expense	540,000	-
Fair value of common stock issued pursuant to service and advisory agreements	1,011,075	7,500
Payable extinguishment for services not provided	318,970	-
Provision for inventory loss	-	400,787
Stock-based compensation expense	2,653,271	1,440,284
Deferred income tax expense	(14,926)	10,235
Change in operating assets and liabilities:
Accounts receivable	-	(540,000)
Prepaid expenses	(696,908)	40,080
Inventory, net	-	(60,787)
Accounts payable and accrued expenses	(366,587)	1,493,385
Taxes payable	-	771
Net cash used in operating activities from continuing operations	(5,098,903)	(4,016,105)
Net (used in) / provided by operating activities from discontinued operations	(501,609)	266,484
Net cash used in operating activities	(5,600,512)	(3,749,621)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash Payment for CryoCann asset purchase	(1,000,000)	-
Payoff of CryoCann loan agreement at closing	(1,247,684)	-
Purchase of property and equipment	(225,000)	-
Net cash used in investing activities from continuing operations	(2,472,684)	-
Net cash used in investing activities from discontinued operations	(330,560)	(693,255)
Net cash used in investing activities	(2,803,244)	(693,255)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable, related parties	237,590	-
Repayment of notes payable, related parties	(237,590)	-
Proceeds from issuance of common stock	10,308,000	537,850
Proceeds from common stock subscribed and to be issued	-	98,535
Proceeds from loans payable, current	286,441	-
Repayment of loans payable, current	(698,800)	412,560
Proceeds from notes payable	4,900,000	250,000
Repayment of seller note for acquisition	(1,173,016)	-
Related party note disbursement	(281,771)	-
Net cash provided by financing activities from continuing operations	13,340,854	1,298,945
Net cash provided by financing activities from discontinued operations	505,902	-
Net cash provided by financing activities	13,846,756	1,298,945
Net increase / (decrease) in cash from continuing operations	5,769,267	(2,727,395)
Net decrease in cash from discontinued operations	(326,267)	(426,771)
Cash at beginning of period	329,839	3,473,770
Cash at end of period	$5,772,839	$329,839
Supplemental disclosure of cash flow information:
Cash paid for interest	$449,068	$162,810
Supplemental disclosure of non-cash investing and financing activities:
Common stock issued pursuant to separation agreement	$-	$150,000
Common stock issued pursuant to vesting of restricted stock units	$2,851,103	$163,040
Loan receivable issued pursuant to disposal of discontinued operations	$3,600,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF THE BUSINESS

Cryomass Technologies Inc (“Cryomass Technologies” or the “Company”) began as Auto Tool Technologies Inc., which was incorporated under the laws of the State of Nevada on May 10, 2011. The Company’s name was changed to AFC Building Technologies Inc. effective January 10, 2014. Effective April 26, 2018, the Company changed its name to First Colombia Development Corp. Effective October 14, 2019, the Company changed its name to Redwood Green Corp. Effective September 1, 2020, the Company changed its name to Andina Gold Corp. On July 15, 2021, the Company entered into a plan of merger with its wholly-owned subsidiary, Cryomass Technologies Inc a Nevada corporation, pursuant to which we agreed that subsidiary would merge with and into our company. Following the consummation of the merger, the separate existence of the subsidiary ceased, and we continued as the surviving corporation with our name changed to Cryomass Technologies Inc. effective August 27, 2021. Our ticker symbol changed from AGOL to CRYM.

The Company’s principal office is located at 1001 Bannock St., Suite 612, Denver, CO 80204, and its telephone number is 303-416-7208. The Company’s website is www.cryomass.com. Information appearing on the website is not incorporated by reference into this prospectus.

The Company over its history has explored a number of different business opportunities.

On May 10, 2018, the Company acquired all the issued and outstanding share capital of First Colombia Devco S.A.S. (“Devco”) a Colombian company and began to establish various business ventures in Colombia in the agriculture and real estate development, tourism, and infrastructure sectors before commencing to phase them out in April 2019.

On July 1, 2019, the Company acquired 100% of the membership interests in General Extract, LLC (“General Extract”), a Colorado limited liability company. General Extract was founded in 2015 as an importer, distributor, broker and postprocessor of hemp and hemp derivatives. The Company acquired all of the issued and outstanding membership interests, including business plans and access to contacts. Effective August 27, 2021, General Extract became Cryomass LLC.

On July 15, 2019, the Company, through its wholly owned subsidiary Good Acquisition Co., entered into a Membership Interest Purchase Agreement to acquire cannabis-related intellectual property and other assets of Critical Mass Industries LLC DBA Good Meds (“CMI” and/or “Good Meds”), a Colorado limited liability company (“CMI Transaction”). CMI is licensed by the Marijuana Enforcement Division of Colorado Department of Revenue to produce cannabis and cannabis products under its six licenses. These licenses allow for cultivation, manufacturing of infused products and retail distribution. At the time the Company entered into the Membership Interest Purchase Agreement, Colorado law prohibited public companies, including the Company, from owning cannabis licenses. Therefore, CMI spun off certain assets acquired by the Company. Under the terms of the Membership Interest Purchase Agreement, CMI retained the cannabis license, inventory and accounts receivable (the “Cannabis License Assets”) and continued to operate the cannabis business related to those assets. In consideration for the transfer of the acquired assets, the Company delivered 13,553,233 shares of the Company common stock, in addition to $1,999,770 in cash to CMI.

Good Meds, the operating unit of CMI, is based in Denver, CO, and operates in a 60,000-square-foot cultivation and processing facility. This facility produces cannabis for sale as dry flower and biomass input for processing into Marijuana-Infused Products (“MIP”), such as live resin, wax and budder. Good Meds also owns and operates two medical cannabis dispensaries located in Lakewood, CO and Englewood, CO. The business has been in operation since 2009.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Effective December 31, 2021, we entered into a restated and amended administrative services agreement, terminated our license and marketing agreements, and restated the asset purchase agreement with CMI and affiliates. As a result of these agreements, we disposed of all CMI-related assets and extinguished any and all related obligations. For clarity, we have no management or operations decision-making right or responsibility, nor any access to future economic benefits from operation of the assets. Therefore, upon commencing these agreements, we determined that CMI no longer qualifies as a variable interest entity as of December 31, 2021.

Beginning in March 2020, an evaluation of various strategic alternatives was followed by the decision to sell the Colorado-based assets and refocus its attention on unique opportunities for gold exploration in Colombia. In August 2020, the Company established a wholly owned Colombian subsidiary, Andina Gold Colombia SAS for this purpose. In December 2020, due to the death of the top geologist exploring opportunities on behalf of the Company, and the effects of the ongoing Coronavirus pandemic, the Company determined that pursuit of gold exploration in Colombia was no longer a practical alternative.

On June 22, 2021, the Company entered into an Asset Purchase Agreement with Cryocann USA Corp, a California corporation (“Cryocann”), pursuant to which Company acquired substantially all the assets of Cryocann. The aggregate purchase price was $3,500,000 million in cash and 10,000,000 shares of Company common stock As part of the Cryocann Acquisition, we retained both Cryocann employees, who have expert knowledge of the industry, related participants, customers and the acquired patented technology. Under their employment agreements, each employee may receive compensation if specific performance targets are met in association with our future operating performance when the Cryocann technology enters the market. The technology and assets acquired from Cryocann are operated from the Company’s subsidiary, Cryomass LLC. The patented cryo-mechanical technology is for the separation of plant materials in the harvesting of hemp and cannabis, and potentially other high value crops such as hops. We believe this technology will reduce processing costs and increases the quality of extracted compounds. We are exploring the application of the underlying technology to a broad range of industries that handle high-value materials and that could benefit from our precision capture methods. We anticipate that cannabis and hemp will be the first in a series of such industries.

To develop and commercialize the technology, we contracted with an independent engineering and manufacturing firm to refine the design of our cryo-mechanical system for the handling of harvested hemp, cannabis and other high-value plants. The system exploits CryoMass’s U.S.-patented process for the controlled application of liquid nitrogen to stabilize and separate the structural elements of gross plant material. The device currently under development is scaled for highway transportability and is being optimized for the low-cost collection of fully intact hemp and cannabis trichomes. It can be used within minutes after plants have been cut and can also efficiently capture trichomes from fresh frozen or even dried plant parts, including trim. The device’s through-put capacity is expected to be approximately 600 kilograms of gross plant material per hour. The advanced design for the equipment has been completed, and testing of a prototype machine is currently underway. The engineering and manufacturing firm has indicated that it has the capacity to build 10 to 15 such devices per month.

In November we retained a second engineering and manufacturing firm to independently develop a separate machine design that applies our patented process. We expect their work to help strengthen the power and robustness of our technology. In addition, it opens a channel to a second manufacturing source.

The first functional “beta” machine is ready for field testing by a third-party cannabis producer as of the date hereof. The first production-run machine is expected to be ready for use towards the end of the second quarter 2022. At that moment, we expect to start helping our first tolling client (fee for service) increase its margins by cutting the cost of handling, processing and refining its hemp or cannabis and increasing the resulting material’s value to formulators of end products.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Management believes the CryoMass system will deliver a compelling combination of cost and time savings while enhancing product quality and quantity for largescale cultivators and processors of hemp and cannabis. The use of a CryoMass system – which can be trucked to and operated on the fields of most large hemp and cannabis growers or be permanently installed at a user’s processing facility – should eliminate many of the costs that come with traditional practices, especially the labor, fuel and capital costs of drying and curing hemp or cannabis that is grown for the extraction of end products. With traditional practices, harvested plants are transported to a specially constructed drying house and then treated for a week or longer under controlled conditions of temperature and humidity. It’s a costly method. With our system, harvested plants are simply fed into the front end of a CryoMass machine, and minutes later fully intact trichomes are collected at the back end of the machine. With traditional practices and their seven-to-ten days of handling and drying, a large share of a plant’s valuable trichomes break off and are lost. Then the remaining trichomes are damaged by long exposure to oxygen and by the evaporation of their volatile terpenes. The CryoMass system, on the other hand, stabilizes and collects fully intact trichomes at harvest, leaving no opportunity for such wasteful loss. Field-captured trichomes are the cleanest element of a hemp or cannabis plant because, unlike the rest of the plant, trichomes do not readily take up heavy metals, pesticides or other common soil contaminants. As a product for end-users, field-captured trichomes are closest to being contaminant free. As feedstock for manufacturers of extracts and oils, they are the key to the purest products possible.

Because the trichomes collected with CryoMass technology represent only 10% or so of a plant’s weight and volume, they are cheaper to ship and store than gross plant material. For the same reason and because trichomes are free of the waxes and other unwanted materials found in the rest of the plant, processing trichomes into oils and extracts can be far quicker, cheaper and easier than processing gross plant material. Even trichomes captured from dried or frozen plant parts deliver this cost-saving advantage to processors of oils and extracts. The three-dimensional advantage achievable with the CryoMass system – first-stage cost savings, product enhancement and downstream cost savings – can as much as double a crop’s wholesale value. And in some jurisdictions, users may enjoy a reduction in excise taxes levied on cannabis and hemp harvests, which typically are tied to the gross weight of hemp or cannabis that is removed from the field.

Production and processing of hemp and cannabis is a huge, worldwide industry. In the U.S., for example, the wholesale value of the cannabis crop from just the 11 states permitting adult-use and medical cannabis exceeds $6 billion annually.1 Growth in the U.S. and in the worldwide market is likely fed in part by the growing acceptance of medicinal cannabis products and anticipated legislative changes in various jurisdictions worldwide.

And that may only be chapter one of the Company’s story. Several other high-value plants, including species that are important for health and wellness products, wrap their valuable elements in trichomes. The technology we are developing for hemp and cannabis may have profitable application to those other species as well. We intend to find out.

In September, we were granted an additional patent for our process from the Chinese Intellectual Property Office. We currently are taking steps to gain further protection for our intellectual property through the European Union Intellectual Property Office and several other international jurisdictions.

On November 17th we announced the completion of a $10.3 million equity financing. The financing and the earlier conversion of substantially all the company’s debt into common stock left the Company with a strong balance sheet and adequate resources for our planned business development during the coming twelve months. In connection with the financing, 1,010,000 shares and 760,000 shares of CryoMass Technologies common stock were purchased by CEO Christian Noël and Chairman of the Board Delon Human, respectively.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. VARIABLE INTEREST ENTITY

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 810, Consolidation (“ASC 810”), the Company is required to include in its consolidated financial statements, the financial statements of its variable interest entity (“VIE”). ASC 810 requires a VIE to be consolidated if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which a company, through contractual arrangements, bears the risk of, and enjoys the rewards normally associated with ownership of the entity, and therefore the company is the primary beneficiary of the entity.

Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the total equity investment at risk is not sufficient to permit the legal entity to finance its activities without additional subordinated financial support provided by any parties, including equity holders. Beginning July 15, 2019, the Company consolidated CMI as a VIE pursuant to certain intellectual property, administrative and consulting agreements in which the Company is deemed the primary beneficiary of CMI. Accordingly, the results of CMI have been included in the accompanying consolidated financial statements. Effective December 31, 2021, the Company entered into an asset purchase agreement involving its VIE with Critical Mass Industries, Inc. and John Knapp, the sole shareholder of Critical Mass Industries, Inc., to divest its discontinued operations in cannabis cultivation, where the buyer assumes all assets and liabilities from the Company. Therefore, with regards to both criteria discussed above, the Company no longer has the power to direct activities, absorb losses, or receive benefits from the VIE and as such will no longer consolidate with CMI.

CMI Assets & Liabilities
	As of December 31,
Description	2021	2020
Current assets
Cash and cash equivalents	$-	$196,445
Accounts receivable, net	-	66,043
Inventory, net	-	791,868
Total current assets	-	1,054,356

Total assets	$-	$1,054,356

Current liabilities
Accounts payable and accrued expenses	$-	$211,463
Total current liabilities	-	211,463

Total liabilities	-	211,463
Net assets	$-	$842,893

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CMI Statement of Operations
	For the Years Ended December 31,
Description	2021	2020
Net sales	$5,891,894	$6,860,282
Cost of goods sold, inclusive of depreciation	4,132,696	4,901,237
Gross profit	$1,759,198	$1,959,045

Operating expenses
Personnel costs	428,728	402,389
Sales and marketing	816,683	908,502
General and administrative	112,934	231,376
Legal and professional fees	44,092	156,782
Amortization expense	-	26,901
Total operating expenses	1,402,437	1,725,950
Gain from operations	$356,761	$233,095

Other income / (expense)
Interest expense	(49,803)	(153,592)
Goodwill impairment	-	(4,663,514)
Intangibles impairment	-	(361,218
Other income	-	-
Total other income / (expense)	(49,803)	(5,178,324)
Loss on disposal of discontinued operations	(3,021,724)	-
Net income / (loss), before taxes	(2,714,766)	(4,945,229)
Income taxes	(10,235)	(10,235)
Net income / (loss), net of taxes	$(2,725,001)	$(4,955,464)

As a result of new agreements entered with CMI on December 31, 2021, as further detailed in Note 1 above, we disposed of all CMI-related assets and extinguished any and all related obligations in exchange for a $3,600,000 promissory note due to us no later than December 31, 2023. When comparing the carrying value of CMI-related net assets to the value of the loan receivable, we calculated a loss on disposal of discontinued operations of $3,021,724.

3. GOING CONCERN UNCERTAINTY, FINANCIAL CONDITIONS AND MANAGEMENT’S PLANS

The Company believes it has sufficient cash available to fund its anticipated level of operations for at least the next twelve months. During the year, the Company raised $10,548,535 in common stock and $4,900,000 in convertible notes which were all converted to common stock.

While management believes the Company has sufficient cash available to support an anticipated level of operations for at least the next twelve months, the continuation of our company as a going concern is dependent upon the continued financial support from its shareholders, the ability of our company to obtain necessary equity or debt financing to continue operations, the sale of assets, and ultimately the attainment of profitable operations. For the year ended December 31, 2021, our company used $5,600,512 of cash for operating activities, incurred a net loss of $12,859,643 and has an accumulated deficit of $28,588,837 since inception.

On March 11, 2020, the 2019 novel coronavirus (“COVID-19) was characterized as a “pandemic.”  The Company’s operations were impacted during the year in the United States. The impact of COVID-19 developments and uncertainty with respect to the economic effects of the pandemic has introduced significant volatility in the financial markets.

The Company assessed certain accounting matters that require consideration of forecasted financial information, including, but not limited to, the carrying value of the Company’s goodwill, intangible assets, and other long-lived assets, and valuation allowances in context with the information reasonably available to the Company and the unknown future impacts of COVID-19 as of December 31, 2021 and through the date of this report. The Company’s future assessment of the magnitude and duration of COVID-19, as well as other factors, could result in material impacts to the Consolidated Financial Statements in future reporting periods.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The COVID-19 pandemic and responses to this crisis, including actions taken by federal, state and local governments, have had an impact on the operations of the company, including, without limitation, the following: reduced staffing due to employee suspected conditions and social distancing measures; constraints on productivity; management and staff non-essential business-related travel was constrained due to stay-at-home orders; most employees have shifted to remote work resulting in loss of productivity; consumers visiting dispensaries operated under license impacted by stay-at-home orders. Management continues to monitor the COVID-19 pandemic situation and federal, state and local recommendations and will provide updates as appropriate.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with GAAP. The consolidated financial statements include the accounts of the Cryomass Technologies Inc, Cryomass LLC, and CMI, a VIE for which the Company was deemed to be the primary beneficiary. All significant intercompany balances and transactions have been eliminated in consolidation. The Company operates as one segment from its corporate headquarters in Colorado.

Effective December 31, 2021, the Company entered into an asset purchase agreement involving its VIE with Critical Mass Industries, Inc. and John Knapp, the sole shareholder of Critical Mass Industries, Inc., to divest its discontinued operations in cannabis cultivation, where the buyer assumes all assets and liabilities from the Company. Therefore, with regards to both criteria discussed above, the Company no longer has the power to direct activities, absorb losses, or receive benefits from the VIE and as such will no longer consolidate with CMI.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to determining the fair value of the assets acquired and liabilities assumed in acquisition, determining the fair value and potential impairment of inventory, determining the useful lives and potential impairment of long-lived assets and potential impairment of goodwill. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Reclassifications

Certain items in the consolidated financial statements were reclassified from prior periods for presentation purposes.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturities of three months or less at the time of issuance to be cash equivalents.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. Periodically, the Company maintains deposits in accredited financial institutions in excess of federally insured limits. The Company deposits its cash in financial institutions that it believes have high credit quality and has not experienced any losses on such accounts. Additionally, the company entered into a $3,600,000 loan receivable in conjunction with the disposal of discontinued operations, which is backed by the assets of the discontinued operations, should the borrower default. Aside from these items, the Company does not believe it is exposed to any unusual credit risk.

Purchase Accounting for Acquisitions

We apply the acquisition method of accounting for a business combination. In general, this methodology requires us to record assets acquired and liabilities assumed at their respective fair values at the date of acquisition. Any amount of the purchase price paid that is in excess of the estimated fair value of the net assets acquired is recorded as goodwill. For certain acquisitions, we also record a liability for contingent consideration based on estimated future business performance. We monitor our assumptions surrounding these estimated future cash flows and, if there is a significant change, would record an adjustment to the contingent consideration liability and a corresponding adjustment to either income or expense. We determine fair value using widely accepted valuation techniques, primarily discounted cash flow and market multiple analyses. These types of analyses require us to make assumptions and estimates regarding industry and economic factors, the profitability of future business strategies, discount rates and cash flow.

If actual results are not consistent with our assumptions and estimates, or our assumptions and estimates change due to new information, we may be exposed to an impairment charge in the future. If the contingent consideration paid for any of our acquisitions differs from the amount initially recorded, we would record either income or expense associated with the change in liability.

Variable Interest Entities

The Company accounts for variable interest entities in accordance with FASB ASC Topic 810, Consolidation. Management evaluates the relationship between the Company and VIEs and the economic benefit flow of the contractual arrangement with the VIEs. Management determines if the Company is the primary beneficiary of a VIE through a qualitative analysis that identifies which variable interest holder has the controlling financial interest in the VIE. The variable interest holder who has both of the following has the controlling financial interest and is the primary beneficiary: (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE. In performing our analysis, we consider all relevant facts and circumstances, including: the design and activities of the VIE, the terms of the contracts the VIE has entered into, the nature of the VIE’s variable interests issued and how they were negotiated with or marketed to potential investors, and which parties participated significantly in the design or redesign of the entity. As a result of such evaluation, management concluded that the Company is the primary beneficiary of CMI and consolidates the financial results of this entity. Effective December 31, 2021, the Company entered into an asset purchase agreement involving its VIE with Critical Mass Industries, Inc. and John Knapp, the sole shareholder of Critical Mass Industries, Inc., to divest its discontinued operations in cannabis cultivation, where the buyer assumes all assets and liabilities from the Company. Therefore, with regards to both criteria discussed above, the Company no longer has the power to direct activities, absorb losses, or receive benefits from the VIE and as such will no longer consolidate with CMI.

Accounts Receivable, net

Accounts receivable, net is comprised of balances due from customers and are recorded at the invoiced amount. Past due balances are determined based on the contractual terms of the arrangements. Accounts receivable are accrued against when management determines, after considering economic and business conditions and all means of collection efforts have been exhausted and the potential for recovery is considered remote, that the collection of receivables is doubtful. Accounts receivable amounts, net of allowance for doubtful accounts, were $0 and $606,043 as of December 31, 2021 and 2020, respectively. This includes $0 and $66,043, respectively, related to the VIE. Uncollectible accounts previously recorded as receivables are recognized as bad debt expense, with a corresponding decrease to accounts receivable. Bad debt expense was $541,099 and $188,548 for the years ended December 31, 2021 and 2020, respectively. This amount includes $1,099 and $4,548, respectively, related to the VIE, which is classified as discontinued operations.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Inventory, net

Inventory, net is comprised of work-in-process and finished goods consisting of cannabis and cannabidiol products. Cost includes expenditures directly related to the manufacturing process as well as suitable portions of related production overheads, based on normal operating capacity. Inventory, net is stated at the lower of cost or net realizable value. The Company compares the cost of inventory with market value and writes down inventories to net realizable value, if lower. In evaluating whether inventories are stated at lower of cost or net realizable value, management considers such factors as inventories on hand, physical deterioration, obsolescence, changes in price levels, estimated time to sell such inventories and current market conditions. Due to changing market conditions, management conducted a thorough review of its inventory. As a result, a provision for inventory losses of $0 and $400,787 was charged against cost of goods sold during the years ended December 31, 2021 and 2020, respectively, due to a write down of inventory to its net realizable value. This was based on the Company’s best estimates of product sales prices and customer demand patterns. It is at least reasonably possible that the estimates used by the Company to determine its provision for inventory losses will be materially different from the actual amounts or results. These differences could result in materially higher than expected inventory provisions, which could have a materially adverse effect on the Company’s results of operations and financial conditions in the near term.

Revenue Recognition

Under FASB Topic 606, Revenue from Contacts with Customers (“ASC 606”), the Company recognizes revenue when the customer obtains control of promised goods or services, in an amount that reflects the consideration which is expected to be received in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenues when (or as) the Company satisfies a performance obligation.

Discontinued Operations

The Company’s revenue consists of sales of cannabis and ancillary products to both retail consumers and wholesale customers. Revenue for retail customers is recognized upon completion of the transaction in the point of sale system and satisfaction of the sale by providing the corresponding inventory at the retail location. Revenue for wholesale customers is recognized upon acceptance of the physical goods and confirmation by acceptance of the inventory in the regulatory marijuana enforcement tracking reporting compliance (“METRC”) system. Revenue is recognized upon transfer of control of promised products to customers, generally as risk of loss passes, in an amount that reflects the consideration the Company expects to receive in exchange for those products. Taxes collected from customers, which are subsequently remitted to governmental authorities, are excluded from revenue.

Retail customer loyalty liabilities are recognized in the period in which they are incurred and will often be retired without being utilized. Shipping and handling costs are expensed as incurred and are included in cost of sales, which were not material for the years ended December 31, 2021 and 2020.

The Company operates in a highly regulated environment in which state regulatory approval is required prior to the customer being able to purchase the product, either through the Colorado Marijuana Enforcement Division for wholesale clients or the Colorado Department of Public Health and Environment for medical patients.

Expenses

Operating Expenses

Operating expenses encompass personnel costs, sales and marketing expenses, general and administrative expenses, professional and legal fees and depreciation and amortization related to the property and equipment and intangibles acquired through the acquisition of CMI and Cryocann. Personnel costs consist primarily of consulting expense and administrative salaries and wages. Sales and marketing expenses consist primarily of advertising and marketing, and salaries related to sales and marketing employees. General and administrative expenses are comprised of travel expenses, accounting expenses, and board fees. Professional services are principally comprised of outside legal and professional fees.

Discontinued Operations

Cost of Goods Sold, Net of Depreciation and Amortization

Cost of goods sold primarily consisted of allocated salaries and wages of employees directly related with the production process, allocated depreciation and amortization directly related to the production process, cultivation supplies, rent and utilities.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Other Expense, net

Other expense, net consisted of interest expense, other income and (loss) gain on foreign exchange.

Stock-Based Compensation

The fair value of restricted stock units (“RSUs”) granted are measured on the grant date using the closing price of the Company’s common shares on the grant date. For stock options, the Company engages a valuation firm to calculate the grant date fair value of the options issued. The Company accounts for forfeitures as they occur, rather than estimating expected forfeitures over the course of a vesting period. All stock-based compensation costs are recorded in general and administrative expenses in the consolidated statements of operations.

Property and Equipment, net

Purchase of property and equipment are recorded at cost. Improvements and replacements of property and equipment are capitalized. Maintenance and repairs that do not improve or extend the lives of property and equipment are charged to expense as incurred. When assets are sold or retired, their cost and related accumulated depreciation are removed from the accounts and any gain or loss is reported in the consolidated statements of operations. Depreciation and amortization expense is recognized using the straight-line method over the estimated useful life of each asset, as follows:

Estimated Useful Life
Computer equipment	3 – 5 years
Furniture and fixtures	5 – 7 years
Machinery and equipment	5 – 8 years
Leasehold improvements	Shorter of lease term or 15 years

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price of an acquired entity over the fair value of identifiable tangible and intangible assets acquired and liabilities assumed in a business combination.

Indefinite-lived intangible assets established in connection with business combinations consists of in process research and development. Intangible assets with indefinite lives are recorded at their estimated fair value at the date of acquisition. Once in process research and development is placed in service, it will be amortized over the estimated useful life.

Intangible assets with finite lives are recorded at their estimated fair value at the date of acquisition and are amortized over their estimated useful lives using the straight-line method. Amortization of assets ceases upon designation as held for sale. The estimated useful lives of intangible assets are detailed in the table below:

Estimated Useful Life
Patent	10 years
In process research and development	Indefinite

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Impairment of Goodwill and Intangible Assets

Goodwill

Goodwill is not amortized, but instead is tested annually at December 31 for impairment and upon the occurrence of certain events or substantive changes in circumstances.

We account for the impairment of goodwill under the provisions of Financial Accounting Standards Board (FASB) Accounting Standard Update 2017-04 (“ASU 2017-04”), “Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” and FASB Accounting Standards Codification (ASC) 350-20-35, Intangibles – Goodwill and Other – Goodwill.

The Company performs impairment testing for goodwill by performing the following steps: 1) evaluate the relevant events or circumstances to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, 2) if yes to step 1, calculate the fair value of the reporting unit and compare it with its carrying amount, including goodwill, 3) recognize impairment, limited to the total amount of goodwill allocated to that reporting unit, equal to the excess of the carrying value of a reporting unit over its fair value.

During the year ended December 31, 2020, the Company concluded that goodwill resulting from the CMI transaction was impaired, resulting in a $4,663,514 impairment charge included in net loss from discontinued operations.

In accordance with ASC 350, as of December 31, 2021, management concluded that the goodwill resulting from the Cryocann acquisition was not impaired.

Indefinite-Lived Intangible Assets and Intangible Assets Subject to Amortization

Indefinite-lived intangible assets and intangible assets subject to amortization are not amortized, but instead are tested annually at December 31 for impairment and upon the occurrence of certain events or substantive changes in circumstances.

We account for the impairment of indefinite-lived intangible assets under the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350-30-35, Intangibles – Goodwill and Other – General Intangibles Other Than Goodwill. Following this guidance, the Company compares the estimated fair value of the indefinite-lived intangible assets to its carrying value. If the carrying value exceeds the fair value, the Company recognizes impairment equal to that excess.

We account for the impairment of intangible assets subject to amortization under the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 360-10-35, Property, Plant, and Equipment. Following this guidance, the Company compares the estimated fair value of the intangible assets subject to amortization to its carrying value. If the carrying value exceeds the fair value, the Company recognizes impairment equal to that excess.

During the year ended December 31, 2020, the Company concluded that intangible assets resulting from the CMI transaction were impaired, resulting in an impairment charge of $316,218, which is included in net loss from discontinued operations.

As of December 31, 2021, management concluded that identifiable intangible assets resulting from the Cryocann transaction were not impaired.

Contingencies

An initial right-of-use (“ROU”) asset and corresponding liability of $1,411,461 was recognized upon the CMI Transaction. The Company adopted ASU Topic 842 January 1, 2019, but had no reportable operating leases at that point in time. As of December 31, 2021, our ROU assets and liabilities associated with CMI were no longer included on the consolidated balance sheets.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is likely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values reported in the consolidated balance sheets for cash, prepaid expenses, inventories, accounts payable, notes payable, and taxes payable approximate fair values because of the immediate or short-term maturities of these financial instruments. There were no other assets or liabilities that require fair value to be recalculated on a recurring basis.

The fair value of beneficial conversion features associated with convertible notes and the fair value of warrants are calculated utilizing level 2 inputs.

When multiple instruments are issued in a single transaction, the total proceeds from the transaction should be allocated among the individual freestanding instruments identified. In this case, there were warrants issued in conjunction with convertible notes of $4.9 million and $250K and the sale of common stock through subscription agreements for $679K and $10.3 million. The allocation occurs after identifying (1) all the freestanding instruments and (2) the subsequent measurement basis for those instruments. The subsequent measurement basis helps inform how the proceeds should be allocated. After the proceeds are allocated to the freestanding instruments, those instruments should be further evaluated for embedded features that may need to be bifurcated or separated.

If debt or stock is issued with detachable warrants, the guidance in ASC 470-20-25-2 (applied by analogy to stock) requires that the proceeds be allocated to the two instruments based on their relative fair values. This method is generally appropriate if debt or stock is issued with any other freestanding instrument that is classified in equity (such as a detachable forward contract) or as a liability but not subject to subsequent fair value accounting.

Given that the convertible notes and common stock that were issued with warrants are both not subject to subsequent fair value accounting treatment, Management determined the relative fair value method shall be used for allocating the proceeds of the transaction. Under the relative fair value method, the instrument being analyzed is allocated a portion of the proceeds based on its fair value to the sum of the fair value of all the instruments covered int the allocation.

Management additionally evaluated the facts and circumstances to determine whether the principal balance of the Notes ($4.9 million and $250K) approximated their fair value. The Notes were issued entirely to unrelated third parties which were deemed to be arm’s length transactions. In addition, the comparable interest rates for loans of similar companies as of the date of the Note issuances range from 10-15% given the liquidity concerns of the Company. The term of the Notes issued range from 8-15 months, which would support the conclusion that the principal balance approximates their fair value given the short-term maturities of each Note. Finally, the Warrants issued in connection with the Notes were included akin to a “sweetener” in the offering as opposed to compensation for adjusting the interest rate or other key terms within the Convertible Term Loan Agreements. As such, the Company concluded that the principal balance of the Notes approximated their fair value.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Warrants were initially measured at fair value and subsequent fair value measurement is not required as long as the instrument continues to be classified in equity. The proceeds from each transaction were allocated between the Notes and Warrants as well as common stock and Warrants based on the relative fair value method.

Warrants issued in connection with cash provided for common shares, and not convertible notes, during the fourth quarter of 2021 also followed the same fair value assessment and treatment as noted above.

Net Loss per Share

The Company follows ASC 260, Earnings Per Share, which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the income statement for all entities with complex capital structures. Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. There were 2,200,003 unvested RSU’s considered potentially dilutive securities outstanding as of December 31, 2021 and 2,453,172 unvested RSU’s considered potentially dilutive securities outstanding as of December 31, 2020. Diluted net loss per share is the same as basic net loss per share for each period.

Assets and Liabilities of Discontinued Operations Held for Sale

Assets and liabilities are classified as held for sale when all of the following criteria for a plan of sale have been met: (1) management, having the authority to approve the action, commits to a plan to sell the assets; (2) the assets are available for immediate sale, in their present condition, subject only to terms that are usual and customary for sales of such assets; (3) an active program to locate a buyer and other actions required to complete the plan to sell the assets have been initiated; (4) the sale of the assets is probable and is expected to be completed within one year; (5) the assets are being actively marketed for a price that is reasonable in relation to their current fair value; and (6) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or the plan will be withdrawn. When all of these criteria have been met, the assets (and liabilities) are classified as held for sale in the balance sheet. Assets classified as held for sale are reported at the lower of their carrying value or fair value less costs to sell. Depreciation of assets ceases upon designation as held for sale.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40). ASU 2020-06 reduces the number of accounting models for convertible debt instruments and convertible preferred stock. The accounting model for beneficial conversion features is removed. The ASU is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company determined that this update will impact its financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (ASC 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 removes certain disclosures, modifies certain disclosures and adds additional disclosures. The ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2019. Early adoption is permitted. The Company has evaluated that this update will not have a material impact on its financial statements and related disclosures.

In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (ASC 350), which simplifies the test for goodwill impairment. The ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2019. Early adoption is permitted. The Company adopted this new standard on January 1, 2020.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (ASC 842). In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases (ASU 2018- 10), which provides narrow amendments to clarify how to apply certain aspects of the new lease standard, and ASU No. 2018-11, Leases (Topic 842)-Targeted Improvements (ASU 2018-11), which addressed implementation issues related to the new lease standard. Under ASC 842, leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The standard also requires disclosures to help investors and other financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases. ASU 2016-02 was effective for annual reporting periods beginning after December 15, 2018 and interim periods within that reporting period. The Company adopted ASC 842 on January 1, 2019 and used the modified retrospective approach with the effective date as the date of initial application. Prior period results continue to be presented under ASC 840 based on the accounting standards originally in effect for such periods.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. REVENUE RECOGNITION

Disaggregated Revenue

	For the Years Ended December 31,
	2021	2020
Types of Revenues:
Medical retail	$-	$11,200
Medical wholesale	-	700
Recreational wholesale	-	769,555
Total revenues	$-	$781,455

6. BUSINESS COMBINATIONS

Effective June 23, 2021, the Company acquired substantially all the assets of Cryocann for $3,500,000 million in cash and 10,000,000 shares of Company common stock, of which $1,000,000 in cash and 10,000,000 shares of Company common stock were paid at closing and a promissory note was issued for $1,252,316 payable by Company to Cryocann on October 15, 2021, which represents the remaining Purchase Price of $2,500,000 minus the amount owed by Cryocann under a Loan Agreement dated April 23, 2021 by and between Cryocann and the Company.

The Company concluded that the Cryocann Acquisition qualified as a business combination under ASC 805. The Company’s allocation of the purchase price was calculated as follows:

Cash	$2,247,684
Common stock	1,804,500
Promissory Note	1,220,079
Total purchase price	$5,272,263

Description	Fair Value	Weighted average useful life (in years)
Assets acquired:
Intangible assets:
In process research and development	3,209,000	Indefinite
Patent	873,263	10
Goodwill	1,190,000
Total assets acquired	$5,272,263

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table below represents the revenue, net loss and loss per share effect of the acquired company, as reported in our pro forma basis as if the acquisition occurred on January 1, 2020. These pro forma results are not necessarily indicative of the results that actually would have occurred if the acquisition had occurred on the first day of the periods presented, nor does the pro forma financial information purport to represent the results of operations for future periods.

	For the Years Ended December 31,
	2021	2020
Net Sales	$7,641,737	$781,455
Net loss	$(12,417,483)	$(12,134,840)
Net loss per common share	$(0.08)	$(0.12)

7. DISCONTINUED OPERATIONS

In June 2020, the Company’s board of directors adopted a plan to exit the cultivation, manufacturing of infused products and retail distribution businesses through the sale of CMI. The Company determined that the intended sale represented a strategic shift that will have a major effect on the Company’s operations and financial results.

The accompanying consolidated balance sheets include the following carrying amounts of assets and liabilities related to these CMI discontinued operations:

	December 31, 2021	December 31, 2020
Assets
Accounts receivable, net	$-	$66,043
Prepaid expenses	-	7,601
Inventory, net	-	791,868
Property and equipment, net	-	2,714,771
Goodwill	-	-
Intangible assets, net	-	2,481,128
Security deposits	-	11,522
Right of use asset, net	-	794,907
Total current assets held for sale	-	6,867,840

Total assets held for sale	$-	$6,867,840

Liabilities
Accounts payable and accrued expenses	-	211,463
Taxes payable	-	22,645
Notes payable, related parties	-	458,599
Right of use liability	-	771,578
Total liabilities held for sale	-	1,464,285
Net assets	$-	$5,403,555

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The consolidated statements of operations include the following operating results related to these CMI discontinued operations:

	Year Ended December 31,
	2021	2020
Net sales	$5,891,894	$6,860,282
Cost of goods sold, inclusive of depreciation	4,132,696	4,901,237
Gross profit	1,759,198	1,959,045

Operating expenses:
Personnel costs	428,728	402,389
Sales and marketing	816,683	908,502
General and administrative	112,934	231,376
Legal and professional fees	44,092	156,782
Amortization expense	-	26,901
Total operating expenses	1,402,437	1,725,950
Gain from operations	356,761	233,095

Other income (expenses):
Interest expense	(49,803)	(153,592)
Goodwill impairment	-	(4,663,514)
Intangibles impairment	-	(361,218)
Other income	-	-
Total other income (expenses)	(49,803)	(5,178,324)
Loss on disposal of discontinued operations	(3,021,724)	(4,945,229)
Net gain / (loss) from discontinued operations, before taxes	(2,714,766)	(4,945,229)
Income taxes	(10,235)	(10,235)
Net gain / (loss) from discontinued operations	$(2,725,001)	$(4,955,464)

As discussed in Note 2, we disposed of all CMI-related assets and extinguished any and all related obligations, resulting in a loss on disposal of discontinued operations of $3,021,724.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following.

	December 31, 2021	December 31, 2020
Leasehold improvements	$-	$2,770,385
Machinery and equipment	225,000	1,065,885
Furniture and fixtures	-	43,331
Construction in progress	-	227,995
	225,000	4,107,596
Less: Accumulated depreciation	-	(1,392,825)
	$225,000	$2,714,771

Depreciation expense for the years ended December 31, 2021 and 2020 was $0 and $131,110, respectively. Depreciation expense was recorded in cost of goods sold and general and administrative expense and is included in discontinued operations.

9. GOODWILL AND INTANGIBLE ASSETS

The carrying value of goodwill was $1,190,000 and $0, as of December 31, 2021 and December 31, 2020, respectively.

The following tables summarize information relating to the Company’s identifiable intangible assets as of December 31, 2021. The Company had no identifiable intangible assets as of December 31, 2020.

	Estimated Useful Life (Years)	Gross Amount	Accumulated Amortization	Carrying Value
Amortized
Patent	10 years	873,263	(43,663)	829,600
Indefinite-lived
In-process research and development	Indefinite	3,209,000	-	3,209,000
Total identifiable intangible assets		$4,082,263	$(43,663)	$4,038,600

Amortization expense, which is included in continuing operations, was $43,663 and $0 for the years ended December 31, 2021 and 2020, respectively.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. LOAN RECIEVABLE

As a result of new agreements entered with CMI on December 31, 2021, as further detailed in Note 1 above, we received a $3,600,000 promissory note due to us no later than December 31, 2023. In consideration of the loan receivable, we conveyed to CMI, any and all manufacturing, grow equipment, retail-related assets and other assets Seller owns in the state of Colorado and are currently used by CMI subsidiaries in the course of business, including client lists and appertaining intellectual property, and no other Buyer or Parent assets, as well as all liabilities related to these assets.

11. DEBT

On July 27, 2020, the Company entered into a subscription agreement consisting of 1) a convertible note and 2) warrants. The 1) convertible note has a face value of $250,000, matures August 1, 2022, and accrues interest at 8% per annum. The note is convertible into 2,500,000 shares of the Company’s common stock at a conversion price of $0.10 per share. The beneficial conversion feature is accounted for in accordance with ASC 470-20 Debt with Conversion and Other Options and the resulting debt discount is amortized over the life of the note. As of December 31, 2021, the net carrying amount is $177,083, which consists of the $250,000 convertible note and $72,917 unamortized debt discount. As of December 31, 2020, the net carrying amount is $52,083, which consists of the $250,000 convertible note and $197,917 unamortized debt discount. The warrants are exercisable to purchase an additional 2,500,000 shares of common stock at $0.25 per share.

On August 26, 2020, the Company entered into a $600,000 loan agreement, which accrues interest at 84% per annum. On January 25, 2021, the Company refinanced this loan at 93.6%, to obtain additional funding. The loan was fully repaid on April 27, 2021, with a $412,560 loan balance as of December 31, 2020.

On March 18, 2021, the Company entered into a $225,000 note payable, which accrued interest at 15% per annum. The note was fully repaid on May 7, 2021.

Between March 29, 2021 and July 6, 2021, the Company entered into a series of similar subscription agreements with either domestic or non-US accredited investors, respectively (each, a “Initial Tranche Subscription Agreement (US)” and, respectively, “Initial Tranche Subscription Agreement (non-US)”) pursuant to which the Company issued and sold to certain accredited investors, in the initial tranche of a non-brokered private placement (the “Private Placement”), an aggregate 3,000 units (“Units”), each Unit representing (i) one $1,000 principal amount term note providing for an optional conversion into shares of Company common stock at a price of $0.20 per share (each the “Initial Convertible Term Note”) and (ii) a common share warrant for the purchase of 5,000 shares of Company common stock at an exercise price of $0.40 per share (each an “Initial Warrant”), for aggregate net proceeds of $3,000,000. The Initial Convertible Term Notes and the Initial Warrants mature on March 31, 2022 and March 31, 2023, respectively, and accrued interest at a rate of 12% per annum payable on a quarterly basis.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Between May and July 6, 2021, the Company entered into a series of substantially similar subscription agreements with either domestic or non-US investors (each, a “Subscription Agreement (US)”, and, respectively, “Subscription Agreement (non-US)”) pursuant to which the Company issued and sold to certain accredited investors, in the second tranche of the Private Placement, an aggregate 1,900 units (“Units”), each Unit representing (i) one $1,000 principal amount term note (each a “Convertible Term Note”) providing for an optional conversion into shares of Company common stock at a price of $0.20 per share and (ii) a common share warrant for the purchase of 5,000 shares of Company common stock at an exercise price of $0.40 per share (each a “Warrant”), for additional aggregate net proceeds of $1,900,000. The Convertible Term Notes and Warrants mature on September 30, 2022 and April 30, 2023, respectively, and accrued interest at a rate of 12% per annum payable on a quarterly basis.

During the year ended December 31, 2021, we recorded a $1,444,542 debt discount associated on the $4,900,000 of convertible notes, comprised of additional paid in capital for the fair value of warrants and a beneficial conversion feature of $928,779 and $515,763, respectively. All notes were converted during the year ended December 31, 2021, and the entire debt discount was amortized into interest expense during the year.

On August 20, 2021, the Company entered into a $300,000 loan agreement, which accrues interest at 91.23% per annum. Payment is due on a weekly basis up to the maturity date of May 27, 2021. The loan was fully repaid on October 19, 2021.

12. RELATED PARTY TRANSACTIONS

In conjunction with the CMI Transaction, the Company assumed a note payable in which the note holder, John Knapp (“Knapp”) is a significant shareholder in the Company. In the second quarter of 2021, the Company issued 2,500,000 shares to pay off the balance of the note. Effective February 25, 2020, Knapp resigned as a director of Cryomass Technologies, at which time 200,000 Restricted Stock Units were deemed to have vested and were converted into 200,000 common shares. Refer to Note 2 for additional details on the relationship of CMI as a VIE. The outstanding balance of the notes payable, related party was $0 and $458,599 as of December 31, 2021 and December 31, 2020, respectively.

In conjunction with the Cryocann Acquisition, the Company received a promissory note from Matt Armstrong, an employee of the Company, for $281,771. This note receivable was issued as part of an employment agreement with Matt Armstrong, effective June 22, 2021, and was offset against his signing bonus on October 15, 2021. There was no interest associated with the note.

On August 19, 2021, the Company entered into a loan agreement of $237,590 with its Chief Executive Officer, Christian Noel. The note accrues interest at 14% per annum and was repaid on October 22, 2021.

On November 15, 2021, issued 250,000 common shares and warrants, respectively, to Christian Noel in exchange for $50,000.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13. SHAREHOLDERS’ EQUITY

From June to August 2019, the Company completed a private placement for the sale of its common stock. The Company issued 14,325,005 shares of common stock for gross proceeds of $7,162,503, or $0.50 per share, minus equity issuance costs of $72,096.

In July 2019, the Company issued 13,553,233 shares of common stock in connection with the CMI Transaction (refer to Note 6).

During the year ended December 31, 2019, the Company issued 790,000 shares of common stock pursuant to advisory agreements. The fair value of $395,000 was included in legal and professional fees in the consolidated statements of operations.

In February 2020, the Company issued 400,000 shares of common stock pursuant to accelerated vesting of RSU’s upon the resignation of a former executive.

In February 2020, the Company issued 200,000 shares of common stock pursuant to accelerated vesting of RSU’s upon the resignation of a former board member.

In March 2020, the Company issued 1,175,549 shares of common stock to a former executive per a separation agreement.

In June 2020, four shareholders submitted 15,050,000 shares of common stock for cancellation pursuant to prior agreements among certain shareholders. Accordingly, the Company cancelled 15,050,000 shares of common stock.

In July 2020, the Company issued 10,000 shares of common stock to a former employee per a separation agreement.

In July 2020, one shareholder submitted 300,000 shares of common stock for cancellation pursuant to prior agreements. Accordingly, the Company cancelled 300,000 shares of common stock.

In August 2020, the Company issued 60,000 shares of common stock in order to raise capital.

In August 2020, the Company issued 757,895 shares of common stock to former board members per a separation agreement.

From October to December 2020, the Company issued 3,535,665 shares of common stock in order to raise capital.

From January to March 2021, the Company issued 1,491,819 shares of common stock in order to raise capital.

From April to June 2021, the Company issued 10,000,000 shares of common stock related to the CryoCann transaction, 6,903,172 shares of common stock pursuant to employment agreements, 2,500,000 shares of common stock in exchange for the extinguishment of debt, and 633,125 shares of common stock in exchange for services.

From July to September 2021, the Company issued 798,414 shares of common stock in order to raise capital, 633,707 shares of common stock in exchange for services, and 92,127 shares of common stock for interest payment on a note payable.

From October to December 2021, the Company issued 50,700,000 shares of common stock in order to raise capital, 1,570,501 shares of common stock in exchange for services, and 24,621,119 shares of common stock in exchange for extinguishment of debt.

Restricted Stock Unit Awards

The Company adopted its 2019 Omnibus Stock Incentive Plan (the “2019 Plan”), which provides for the issuance of stock options, stock grants and RSUs to employees, directors and consultants. The primary purpose of the 2019 Plan is to enhance the ability to attract, motivate, and retain the services of qualified employees, officers and directors. Any RSUs granted under the 2019 Plan will be at the discretion of the Compensation Committee of the Board of Directors. In April 2021 Board of Directors cancelled the 2019 Plan.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

A summary of the Company’s RSU award activity for the year ended December 31, 2021 is as follows:

	Restricted Stock Units	Weighted Average Grant Date Fair Value
Outstanding at December 31, 2020	2,453,175	$0.45
Granted	6,650,000	0.15
Vested	(6,903,172)	0.15
Forfeited	-	-
Outstanding at December 31, 2021	2,200,003	$0.45

The total fair value of RSUs vested during the years ending December 31, 2021 and 2020 was $2,851,102 and $309,790, respectively. As of December 31, 2021 and 2020, there was $78,676 and $600,241, respectively, of unrecognized stock-based compensation cost related to non-vested RSU’s, which is expected to be recognized over the remaining vesting period.

Stock-based compensation expense relating to RSU’s was $1,685,066 and $734,752 for the years ending December 31, 2021 and 2020, respectively. Stock-based compensation for the year ending December 31, 2021 consisted of equity awards forfeited, granted and vested to employees, directors and consultants of the Company in the amount of $1,272,779, $347,275, and $65,012, respectively.

Stock Option Awards

A summary of the Company’s stock option activity for the year ended December 31, 2021 is as follows:

	Stock Option Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2020	3,500,000	$0.16	8.8	$581,591
Granted and vested	5,000,000	0.20	9.5	987,517
Forfeited	-	-	-	-
Outstanding at December 31, 2021	8,500,000	$0.18	9.2	$1,579,108

During the years ended December 31, 2021 and 2020, the Company issued 5,000,000 and 3,500,000, respectively, of stock options to certain employees, which vested immediately, for a total fair value of $968,205 and $555,532, respectively. Stock-based compensation expense relating to stock options was $968,205 and $555,532, respectively.

Expenses for stock-based compensation is included on the accompanying consolidated statements of operations in general and administrative expense.

During the year ended December 31, 2021, the Company issued warrants with the option to purchase 73,950,000 common shares at an exercise price of $0.40 per share. Of these warrants, 15,000,000 shares expire on March 31, 2023, 9,500,000 expire on April 30, 2023, 1,000,000 expire on September 17, 2023, 7,750,000 expire on October 15, 2023, 9,510,000 expire on October 26, 2023, 190,000 expire on November 2, 2023, 27,060,000 expire on November 10, 2023, 1,940,000 expire on November 15, 2023, and 750,000 expire on November 17, 2023.

The fair value of these warrants is $1,867,960, which is reflected in additional paid in capital.

During the year ended December 31, 2020, the Company issued 2,500,000 and 4,525,898 warrant shares at an excersice price of $0.25 and $0.30, respectively, which expire on August 1, 2022 and November 22, 2022, respectively.

The fair value of these warrants is $266,383, which is reflected in additional paid in capital.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in the tax laws and rates on the date of enactment. The Company recognizes interest and penalties related to unrecognized tax benefits within income tax expense.

The amounts in the following table are included in net loss from discontinued operations, net of tax. The provision (benefit) for income taxes for the years ended December 31, 2021 and 2020 consists of:

	2021	2020
Current (benefit) provision
Federal	$-	$-
State	-	-
Total Current	-	-

Deferred (benefit) provision
Federal	$3,724	$3,724
State	6,511	6,511
Total Deferred	$10,235	$10,235

Total Provision	$10,235	$10,235

The statutory federal income tax rate (21 percent) for the years ended December 31, 2021 and 2020 is reconciled to the effective income tax rate as follows:

	2021		2020
	Tax	Percentage	Tax	Percentage
Income Taxes At Statutory Federal Income Tax Rate	$(2,202,256)	21.00%	$(2,517,221)	21.00%
State Taxes, Net Of Federal Income Tax Benefit	6,511	(0.06)	6,511	(0.05)
Meals & Entertainment	-	0.00	261	0.00)
Penalties and Fines	-	0.00	-	0.00
Return to Provision Adjustment - Permanent Items	-	0.00	-	0.00
Deferred Only Adjustment	-	0.00	(228,539)	1.91
Change in Valuation Allowance	1,838,803	(17.53)	200,791	(1.68)
Section 280E Expense Disallowance	367,177	(3.50)	2,548,431	(21.26)
Other	-	0.00	-	0.00
Effective tax	$10,235	(0.10)%	$10,235	(0.09)%

Deferred tax assets and liabilities by type at December 31, 2021 and 2020 are as follows:

Deferred Tax Assets (Liabilities):	2021	2020
Stock Compensation	$(7,335)	$62,606
Stock Compensation - Options	259,057	-
Accrued Salary	44,384	-
Trademark/Trade Name	(8,033)	(4,765)
Developed Manufacturing Process - Extraction	(53,747)	(31,884)
Customer Relationships	1,947	1,158
Patent	3,589	-
In-Process Research & Development - CryoCann	(26,376)	-
Goodwill - CMI	179,892	168,688
In-Process Research & Development - CMI	98,135	105,985
Goodwill - CryoCann	3,490	-
NOL - Federal Pre-2018	43,367	43,367
NOL - Federal Post-2017	2,097,542	377,529
NOL - State	608,703	294,183
Deferred Tax Assets (Liabilities)	$3,244,615	$1,016,867

Valuation Allowance	(3,269,776)	(1,031,792)

Net Deferred Tax Assets (Liabilities)	$(25,160)	$(14,926)

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2021 and 2020, the Company had federal net operating loss carry-forwards of approximately $10,194,806 and $2,004,266 that may be offset against future taxable income from the years 2022 through 2041. State net operating losses were approximately $16,641,692 and $8,042,840 at December 31, 2021 and 2020.  However, as a result of the 2017 Tax Cuts and Jobs Act (“TCJA”) and the 2020 Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), any federal net operating losses generated in years beginning after December 31, 2017 and before January 1, 2022 can be carried forward indefinitely to offset taxable income in future periods. The amount of NOLs with no expiration totalled $9,988,297 as of December 31, 2021. The deferred tax assets before valuation allowance for the net operating losses were $2,749,613 and $715,079 as of December 31, 2021 and 2020. Should a change in ownership occur, the NOLs would be subject to the limitations set forth under IRC Section 382.

Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. On the basis of this evaluation, as of December 31, 2021, the Company has recorded a full valuation allowance against its net deferred tax assets. The valuation allowance is estimated to be approximately $3,269,776 and $1,031,792 for the years ended December 31, 2021 and 2020, respectively. However, because deferred tax liabilities related to indefinite lived intangibles cannot be used as a source of income to recognize deferred tax assets with definite lives, the recorded valuation allowance exceeded the net deferred assets resulting in an overall net deferred tax liability, as reflected in the table above.

The Company has adopted the provisions of ASC 740 which prescribe the procedures for recognition and measurement of tax positions taken or expected to be taken in income tax returns. As of December 31, 2021, the Company does not have an accrual relating to uncertain tax positions. It is not anticipated that unrecognized tax benefits would significantly increase or decrease within 12 months of the reporting date.

15. COMMITMENTS & CONTINGENCIES

Occasionally, the Company may be involved in claims and legal proceedings arising from the ordinary course of its business. The Company records a provision for a liability when it believes that it is both probable that a liability has been incurred, and the amount can be reasonably estimated. If these estimates and assumptions change or prove to be incorrect, it could have a material impact on the Company’s consolidated financial statements. Contingencies are inherently unpredictable, and the assessments of the value can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions.

Lease Commitments

The Company accounts for lease transactions in accordance with Topic 842, Leases (“ASC 842”), which requires an entity to recognize a right-of-use (“ROU”) asset and a lease liability for virtually all leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease.

There are no other leases that meet the reporting standards of ASU Topic 842 as the Company does not have any other leases with a term exceeding twelve months. Other lease payments not accounted for under ASU Topic 842 total $59,051 and $73,777 for the years ended December 31, 2021 and 2020, respectively.

An ROU asset of $1,411,461 was recognized upon the CMI Transaction. The present value of the liabilities decreased by $519,671 and $472,154 for the years ended December 31, 2021 and 2020, respectively. This balance is included in the operating section of the statement of cash flows for the years ended December 31, 2021 and 2020. Operating lease cost was approximately $664,686 and $627,132 for the years ended December 31, 2021 and 2020, respectively.

The right of use assets and lease liabilities assumed from the CMI transaction were disposed of as part of the disposal of our discontinued operations, which is described in further detail above.

The Company does not have any leases that have not yet commenced which are significant.

CRYOMASS TECHNOLOGIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Legal Proceedings

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company.

16. SUBSEQUENT EVENTS

On January 10, 2022, the Company’s shareholders approved a new stock incentive plan (the “2022 Stock Incentive Plan”). The purpose of the 2022 Stock Incentive Plan is to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified individuals to perform services, to provide incentive compensation for such individuals in a form that is linked to the growth and profitability of the Company and increases in stockholder value, and to provide opportunities for equity participation that align the interests of recipients with those of its stockholders.

Also on January 10, 2022, the Company’s shareholders approved an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock, par value $0.001 per share, such split to combine a whole number of outstanding shares of our Common Stock in a range of not less than three (3) shares and not more than ten (10) shares, into one share of Common Stock at any time prior to March 31, 2022.

On January 12, 2022, the Company issued 735,529 shares of common stock to its three executive officers and 371,058 shares of common stock to two directors at a stock price of $0.27.

On January 17, 2022, Mr. Simon Langelier was elected to the Company’s Board of Directors. Mr. Langelier holds a Bachelor of Science degree (Honors) in Management Sciences (Operational Research) from the University of Lancaster, United Kingdom. During his thirty-year career with Philip Morris International, until 2011, Mr. Langelier served in several senior positions, including President Eastern Europe, Middle East & Africa, President Eastern Asia and President of Next Generation Products & Adjacent Businesses. He was also Managing Director in numerous countries in Europe and Columbia. He is currently a director of Imperial Brands PLC. Mr. Langelier is also an Honorary Professorial Fellow at the University of Lancaster in the United Kingdom and a member of the Dean’s Council of that university’s Management School.

Subsequent to year end, the Company has disbursed $620,000 in loans to CMI.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the Registrant, are as follows:

SEC Registration Fee	US$	984
Printing Expenses	US$	0
Accounting Fees and Expenses	US$	0
Legal Fees and Expenses	US$	10,000
Blue Sky Fees/Expenses	US$	0
Transfer Agent Fees	US$	0
TOTAL		$10,984

Item 14. Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation and bylaws limit director liability and provide for indemnification to the fullest extent provided by Nevada law.

Item 15. Recent Sales of Unregistered Securities

The information required by this item has previously been filed on Form 8-K.

ITEM 16. Exhibits.

The following documents are filed as part of this Registration Statement:

Exhibit Number	Description
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S- 1 filed on May 9, 2012).
3.2	Bylaws (incorporated by reference to our Registration Statement on Form S- 1 filed on May 9, 2012).
3.3	Certificate of Amendment (incorporated by reference to our Current Report on Form 8-K filed on January 13, 2014).
3.4	Certificate of Change filed with the Nevada Secretary of State on April 12, 2018 with an effective date of April 26, 2018. (incorporated by reference to our Current Report on Form 8-K filed on May 2, 2018)
3.5	Articles of Merger filed with the Nevada Secretary of State on April 12, 2018 with an effective date of April 26, 2018. (incorporated by reference to our Current Report on Form 8-K filed on May 2, 2018)
3.6	Articles of Merger filed with the Nevada Secretary of State on October 14, 2019 (incorporated by reference to our Current Report on Form 8-K filed on October 18, 2019)
3.7	Articles of Merger filed with the Nevada Secretary of State on September 1, 2020 (incorporated by reference to our Current Report on Form 8-K filed on September 3, 2020)
3.8	Articles of Merger filed with the Nevada Secretary of State on July 23, 2021 (incorporated by reference to our Current Report on Form 8-K filed on July 27, 2021)
5.1*	Opinion Regarding Legality
(10)	Material Contracts
10.1	Asset Purchase Agreement between Andina Gold Corp, General Extract LLC, Cryocann USA Corporation, Steve Cimini and Matt Armstrong dated June 22, 2021 (incorporated by reference to our Current Report on Form 8-K filed on June 28, 2021)
10.2	Asset Purchase Agreement Among Critical Mass Industries LLC, Critical Mass Industries, Inc., John Knapp, Good Meds, Inc. and Cryomass Technologies Inc dated December 31, 2021 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.3	Mutual Termination Agreement by and among Critical Mass Industries LLC, Critical Mass Industries, Inc., John Knapp, and Good Meds, Inc dated December 31, 2021 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.4	Restated and Amended Administrative Services Agreement by and among Critical Mass Industries LLC, Critical Mass Industries, Inc., John Knapp, and Good Meds, Inc dated December 31, 2021 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.5	2019 Omnibus Equity Incentive Plan (incorporated by reference to our Annual Report on Form 10-K for December 31, 2020)
10.6	2022 Stock Incentive Plan (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.7	Christian Noel Employment Agreement (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.8	Amendment to Christian Noel Employment Agreement dated December 13, 2021 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.9	Philip Mullin Revised Employment Agreement (incorporated by reference to our Annual Report on Form 10-K for December 31, 2020)
10.10	Amendment to Philip Mullin Revised Employment Agreement (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.11	Patricia Kovacevic Third Amended Employment Agreement (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.12	Amendment to Patricia Kovacevic Third Employment Agreement (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.13	Form of Convertible Note (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.14	Form of Warrant- August 1, 2020 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.15	Form of Warrant- April 2021 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.16	Form of Warrant-October 2021 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.17	Form of Warrant-November 2021 (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
10.18*	Equity Purchase Agreement with Peak One Opportunity Fund, L.P.
10.19*	Amendment No. 1 to Equity Purchase Agreement with Peak One Opportunity Fund, L.P.
21	Subsidiaries of the Registrant (incorporated by reference to our Registration Statement on Form S- 1 filed on February 14, 2022)
23.1*	Consent of BF Borger CPA PC
23.2	Consent of J.P. Galda (included in Exhibit 5.1)
(101)*	Interactive Data Files
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
107*	Filing Fee Table

*	filed herewith.

Item 17. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) include any additional or changed material information with respect to the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

(5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(7) For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(a) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(d) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C. The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Landrum, South Carolina.

April 27, 2022	Cryomass Technologies Inc

	By:	/s/ Philip B. Mullin
Philip B. Mullin
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Philip B. Mullin and Joseph P. Galda, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, as of April 27, 2022, by the following persons in the capacities indicated below.

BY:	/s/ Christian Noël
Chief Executive Officer and Director

BY:	/s/ Delon Human
Chairman of the Board and Director

BY:	/s/ Philip B. Mullin
Chief Financial Officer

BY:	/s/ Patricia Kovacevic
General Counsel, Corporate Secretary

BY:	/s/ Mark Radke
Director

BY:	/s/ Mario Gobbo
Director

BY:	/s/ Simon Langelier
Director